Exhibit 10.1

SOUTHPORT – CHARLES & COLVARD, LTD.

LEASE OF SPACE IN A SECOND GENERATION OFFICE BUILDING

ARTICLE	DESCRIPTION

1	BASIC PROVISIONS
2	ADDITIONAL RENT
3	LANDLORD'S WORK
4	USE OF THE PROPERTY BY THE TENANT
5	REPAIRS AND MAINTENANCE BY THE TENANT
6	REPAIRS, MAINTENANCE, UTILITIES AND SERVICES BY THE LANDLORD
7	COMMON AREAS
8	INSURANCE AND INDEMNITY
9	LANDLORD'S RESERVED RIGHTS
10	FINANCING AND REFINANCING
11	DESTRUCTION OR CONDEMNATION
12	DEFAULT BY TENANT AND LANDLORD’S REMEDIES
13	MISCELLANEOUS PROVISIONS
SIGNATURES
EXHIBITS
	A.	DEMISED PREMISES
	B.	LANDLORD'S WORK
	C.	SPECIAL PROVISIONS
	D.	TENANT ESTOPPEL CERTIFICATE
	E.	ATTORNMENT, SUBORDINATION AND NON-DISTURBANCE
	F.	MANUFACTURING AREA

09/03/10

10/17/13

11/11/13

11/19/13

11/25/13

11/27/13

[****] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.

LEASE AGREEMENT

SINGLE STORY OFFICE BUILDING

NORTH CAROLINA

WAKE COUNTY

THIS LEASE AGREEMENT (“Lease”), is made and entered into as of the

9th day of December, 2013

by and between

SOUTHPORT BUSINESS PARK LIMITED PARTNERSHIP

a North Carolina limited partnership

hereinafter referred to as “Landlord”

AND

CHARLES & COLVARD, LTD.

a North Carolina corporation

hereinafter referred to as “Tenant”

STATEMENT OF PURPOSES

Landlord is the owner of Southport Business Park, an office, research and development and distribution park located in the Town of Morrisville, Wake County, North Carolina (“Property”). Landlord and Tenant have agreed that Landlord shall lease to Tenant and Tenant shall lease from Landlord certain space located at 170 Southport Drive, Morrisville, North Carolina 27560 and have agreed to enter into this Lease to evidence the terms and conditions of the leasing of the space by Landlord to Tenant.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are mutually acknowledged, Landlord and Tenant hereby agree as follows:

ARTICLE 1

BASIC PROVISIONS

SECTION 1.01 - THE DEMISED PREMISES

Subject in all respects to the terms, conditions, agreements and limitations of this Lease, the Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following described space, hereinafter referred to as the “Demised Premises”:

That area indicated as the Demised Premises on Exhibit A attached hereto and incorporated herein by reference, which contains approximately Thirty Six Thousand Three Hundred Forty-four (36,344) rentable square feet, herein referred to as the “Rentable Square Feet”, as measured by BOMA standard ANSI/BOMA Z65.1-1996 or later standard if a new one has been issued, and which is designated as Suite 100.

The Demised Premises are located in Building 17 of Southport Business Park, herein referred to as the “Building”. The lot on which the Building is located is referred to herein as the “Lot”.

SECTION 1.02 - TERM OF THE LEASE

Subject in all respects to the terms, limitations, conditions and agreements contained herein, the term of this Lease (herein referred to as the “Term”) shall commence on the earlier of (i) the date that the Tenant takes possession of the Demised Premises for the normal conduct of business or (ii) the date Landlord’s Work (as defined herein) is substantially completed and Landlord has tendered possession of the Demised Premises to Tenant, subject to the terms of Section 3.05 below (the “Commencement Date”), and shall terminate at 11:59 p.m. on August 31, 2021 (the “Expiration Date”), unless sooner terminated as provided herein. Notwithstanding the foregoing, in no event shall the Commencement Date be earlier than the Target Completion Date (as hereinafter defined).

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Landlord estimates that Landlord’s Work will be substantially completed and that Landlord will tender occupancy of the Demised Premises on or before April 1, 2014 (as the same may be adjusted pursuant to Article 3.04, the “Target Completion Date”). Landlord shall use commercially reasonable efforts to tender occupancy of the Demised Premises, with Landlord’s Work substantially complete, no later than the Target Completion Date.

Tenant shall be permitted reasonable access to the Demised Premises prior to the Commencement Date for the purposes of taking measurements, making plans, installing trade fixtures, furniture, and equipment, and doing such other work as may be appropriate or desirable to enable Tenant to assume possession of and operate in the Demised Premises; provided, however, that such access does not unreasonably interfere with or delay Landlord’s Work. Any such delay is subject to Section 3.05. Prior to any such entry, Tenant shall comply with all insurance provisions of the Lease. All waiver and indemnity provisions of the Lease shall apply upon Tenant’s entry onto the Demised Premises.

Landlord and Tenant agree to sign a statement confirming the actual Commencement Date as soon as it is determined (the “Acceptance of Demised Premises Memorandum”). If no Acceptance of Demised Premises Memorandum is executed by both Landlord and Tenant, the Commencement Date shall be the earlier of (i) the date on which Tenant takes possession of the Demised Premises for the normal conduct of its business or (ii) the date Landlord reasonably determines that it would have substantially completed the Landlord’s Work and tendered possession of the Demised Premises to Tenant, but for a Tenant Delay (as defined in Section - 3.05); provided, however, that the actual Commencement Date will not be set earlier than the Target Completion Date as the result of any alleged Tenant Delay.

SECTION 1.03 - USE OF THE DEMISED PREMISES

Subject to the general limitations of Section 4.01 and to the terms, limitations, conditions and agreements contained herein, Tenant may use the Demised Premises for the following purposes but for none other without Landlord's prior written consent (not to be unreasonably withheld, conditioned or delayed): Offices, storage, and light manufacturing for a gem manufacturing company.

In determining the reasonableness of the proposed use, Landlord may consider the character or reputation of the proposed business. It: (i) may not be one which would be harmful to the image and reputation of the Property; (ii) must reasonably be expected to perform the obligations of “Tenant” hereunder; (iii) will not use the Demised Premises in a manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Property; (iv) proposes to use the Demised Premises so as to not materially increase the pedestrian or vehicular traffic to the Demised Premises or Property; and without limiting the foregoing, Landlord may withhold its consent (and it shall not be deemed unreasonable), to any such change of use of the Demised Premises for any party (A) which is a governmental entity (or subdivision or agency thereof); (B) which intends to use, store, or generate any Hazardous Substances in, on, or about the Demised Premises other than amounts permitted under this Lease.

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SECTION 1.04 - RENT AND ADJUSTMENTS TO RENT

Each Lease Year (as defined below) during the Term of this Lease, Tenant shall pay rent (“Annual Minimum Rent”) to the Landlord in consecutive monthly installments (“Monthly Minimum Rent”) due on the first day of each calendar month, without demand, deduction or setoff, payable to Landlord by U.S. Mail to Windsor Property Management Commercial Lockbox, P.O. Box 403216, Atlanta, GA 30384-3216 or such other address as Landlord may specify in writing, all as shown on the following table (the “Minimum Rent Chart”):

			Annual Minimum
	Annual	Monthly	Rent Per Rentable
Lease Year	Minimum Rent	Minimum Rent	Square Foot
Lease Year 1
Commencement Date	$545,160.00	$45,430.00	$15.00
through March 31, 2015

Lease Year 2
April 1, 2015 through	$560,151.90	$46,679.33	$15.41
March 31, 2016

Lease Year 3
April 1, 2016 through	$575,556.08	$47,963.01	$15.84
March 31, 2017

Lease Year 4
April 1, 2017 through	$591,383.87	$49,281.99	$16.27
March 31, 2018

Lease Year 5
April 1, 2018 through	$607,646.93	$50,637.24	$16.72
March 31, 2019

Lease Year 6
April 1, 2019 through	$624,357.22	$52,029.77	$17.18
March 31, 2020

Lease Year 7
April 1, 2020 through	$641,527.04	$53,460.59	$17.65
March 31, 2021

Partial Year
April 1, 2021 through	N/A	$54,930.75	N/A
August 31, 2021

*The Minimum Rent Chart assumes that the Commencement Date is April 1, 2014. The Minimum Rent Chart is subject to Adjustment per Section 2.01. If the actual Commencement Date is later, then the dates set out in the Minimum Rent Chart shall be adjusted accordingly taking into account the annual rate increase every Lease Year, except that the Expiration Date shall remain unchanged and the Annual Minimum Rent amounts shall be adjusted, if necessary, because of any change in the actual Lease Years. Note: In addition to the Monthly Minimum Rent shown on the rent table above, Tenant shall also pay Additional Rent for Tenant’s proportionate share of increases in Direct Expenses as provided in Article 2 below.

Monthly Minimum Rent for the first full month of the Term in which rent is not abated is due and payable with Tenant’s submission of the executed Lease to Landlord. If the Commencement Date is on a day other than the first day of a calendar month, then (i) such initial partial month shall be added to the first Lease Year, and (ii) the Tenant shall also pay, on or before the Commencement Date, rent to Landlord for the initial partial month (being the period from the Commencement Date through the end of that month), equal to the Monthly Minimum Rent for the first Lease Year, divided by thirty (30) and multiplied by the number of days remaining in the month, beginning with the Commencement Date and ending with the last day of the calendar month in which the Commencement Date occurs.

For the purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the term of this Lease starting on the Commencement Date except (i) if Commencement Date is not on the first day of the month, the first Lease Year shall include any initial partial month and each subsequent Lease Year shall begin on the anniversary of the first day of the first full month of the Lease Term and (ii) the last Lease Year may contain less than 12 months.

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SECTION 1.05 - RENT ABATEMENT

Notwithstanding what is shown on the Minimum Rent Chart, no Monthly Minimum Rent shall be due for the following months (the “Abatement Months”): the first seven (7) full months following the Commencement Date (currently projected to be April, 2014 through October, 2014).

SECTION 1.06 – SECURITY DEPOSIT

Tenant hereby agrees to pay to Landlord when Tenant submits the executed Lease to Landlord, the sum of: Forty Five Thousand Four Hundred Thirty Dollars ($45,430.00) and on or before the Commencement Date an additional Ninety Thousand Eight Hundred Sixty Dollars ($90,860.00) for a total of One Hundred Thirty Six Thousand Two Hundred Ninety and 00/100 DOLLARS ($136,290.00), hereinafter referred to as (the “Security Deposit”), which sum Landlord shall retain as security for the performance by Tenant of each of its obligations hereunder. At the end of the Twenty-eighth (28th) full month of the Term (provided there is no uncured Event of Default), Landlord shall refund Ninety Thousand Eight Hundred Sixty Dollars ($90,860.00) leaving a balance of Forty Five Thousand Four Hundred Thirty Dollars ($45,430.00) as Security Deposit. The Security Deposit shall be held, applied and refunded in the manner and subject to the conditions hereinafter provided.

SECTION 1.07 – PAYMENT OF RENTS, LATE PAYMENT, NON-PAID CHECK

The covenant of Tenant to pay rents is and shall be independent of any and all other covenants of this Lease and all rents shall be payable in legal tender of the United States of America for the payment of public or private debts.

In addition to such remedies as may be provided under Article 12, “Default by Tenant and Landlord’s Remedies”, Landlord shall be entitled to, as further Additional Rent, a late charge of two percent (2%) of any amount due hereunder, if not received within ten (10) days of when due, and a charge of two percent (2%) of any amount due hereunder, for any check given by Tenant not paid when first presented to the financial institution on which the check is drawn. In addition, in the event the Tenant fails to pay any amount due hereunder including, but not limited to any Monthly Minimum Rent; Additional Rent, or other monetary payment as and when provided in this Lease (which shall include a failure to pay by reason of the failure to honor any check), the Tenant shall pay to the Landlord as Additional Rent, interest daily on the unpaid amount at the annual rate of the prime interest rate from time to time in effect, by CitiBank N.A., New York, New York plus four percent (4%). If for any reason, the prime interest rate of CitiBank N.A., New York, New York shall be no longer published or otherwise unavailable, then Landlord may choose a substitute interest rate which Landlord reasonably believes is comparable to the CitiBank prime rate. Any payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated as a payment on account. The acceptance by Landlord of a check for a lesser amount with or without an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

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ARTICLE 2

ADDITIONAL RENT

SECTION 2.01 - SHARE OF DIRECT EXPENSES

The Tenant agrees to pay to Landlord, as Additional Rent, each calendar year, Tenant's proportionate share of the amount by which Direct Expenses (as hereinafter defined) incurred by or accrued as an expense of Landlord or its agents on account of the operation or maintenance of the Building and Lot and all appurtenances thereto during each calendar year falling entirely or partially in the Term exceed Direct Expenses so incurred during the 2014 calendar year (the “Base Year”). Direct Expenses attributable to the Building and Lot shall include charges attributable to Common Areas, as hereinafter defined, serving the Building and Lot, and an allocable portion of any and all other charges incurred by or accrued as an expense of Landlord in connection with the operation or maintenance of the Building and Lot; provided, however in the cases of expenses which benefit portions of Southport Business Park other than the Building and Lot, the portion allocated to the Building and Lot shall be based upon sound accounting principles adopted by the Landlord for the purpose of making a reasonable allocation.

For purposes of determining the amount to be paid pursuant to this Section 2.01, Tenant's proportionate share shall mean a fraction calculated by dividing the Rentable Square Feet of the Demised Premises stated at Section 1.01 hereof by an amount which is equal to the rentable square feet of the Building. It is agreed that the rentable square feet of the Building is Thirty Four Thousand Three Hundred Forty-four (36,344) SQUARE FEET.

Direct Expenses that vary with occupancy and that are attributable to any part of the term in which less than 100% of the rentable area of the Building is occupied by tenants may be adjusted by Landlord to the amount Landlord reasonably believes such Direct Expenses would have been if 100% of the rentable area of the Building had been so occupied. For the purpose of determining the Base Year expenses for the Base Year of 2014, the Direct Expense for the same periods of 2013 shall be used as a starting point to reasonably account for the portions of 2014 prior to the Commencement Date.

Notwithstanding the foregoing, in the event the usage of any utility, equipment or other Direct Expense by Tenant shall be reasonably determined by Landlord to be disproportionate to the amount of space leased by Tenant (standard office usage), the Landlord reserves the right to make an allocation of such Direct Expense to Tenant based upon actual usage by Tenant, as reasonably determined by Landlord. Tenant agrees to pay such specially allocated amount in the event Landlord determines such usage is disproportionate and so advises Tenant. Landlord agrees to notify Tenant promptly in writing upon Landlord’s discovery of any such disproportionate use. Landlord agrees that Tenant shall not be liable for any disproportionate use that occurs more than one (1) year prior to Landlord’s delivery of notice of such disproportionate use to Tenant.

The term “Direct Expense” as used herein, shall include all direct costs of operation and maintenance as determined by Generally Accepted Accounting Principles (“GAAP”) except where this Lease specifically provides that GAAP shall not apply. Direct Expenses shall include without limitation the following: building supplies; ad valorem real and personal property taxes and other governmental charges; utilities other than electric charges, including heat & air conditioning, janitorial except in the Manufacturing Area shown in Exhibit F and maintenance services, including any utility, maintenance, repair and other service charges attributable to Common Areas or paid by Landlord; property, liability and other insurance premiums; deductibles paid in connection with any insurance policies; repairs (other than capital expenses according to GAAP), reserves for major repairs (other than capital expenses according to GAAP), maintenance and service contracts for the Building, Lot, and Common Areas and all related mechanical equipment; property management charges (not to

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exceed 4% of rental); grounds maintenance; [****]; removal of snow and ice; parking maintenance and striping; landscaping; and all other similar costs and expenses.

Tenant shall pay for the cost of electricity for the Lot and Building (one meter) and Tenant will also provide and pay for the janitorial services for the Manufacturing Area as shown on Exhibit F. Landlord will not provide janitorial service within the Manufacturing Area or other similar high security areas as may be designated from time to time by Tenant.

If the State of North Carolina or any political subdivision thereof or any governmental or quasi-governmental authority having jurisdiction over the Building and Lot should specifically impose a tax, assessment, charge or fee or specifically increase a then existing tax, assessment, charge or fee, which Landlord shall be required to pay, either by way of substituting for said real estate taxes or assessed against the Building or Lot, or in addition thereto, or impose an income or franchise tax or tax on rents in substitution for a general tax levied against the Building or Lot, or an addition thereto, such taxes, assessments, charges or fees shall be deemed to constitute a real property tax hereunder to the extent said taxes are in substitution therefor or in addition thereto. A copy of tax bills or assessment bills submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of taxes and/or assessments levied or assessed against the property to which such bill relates. Landlord's reasonable expenditures for attorney's fees, appraiser's fees, consultant's fees and other costs incurred during the Term of this Lease without regard to the tax year involved, in any efforts by Landlord to minimize ad valorem personal and real property taxes, and other governmental charges, which rights are reserved to Landlord, shall be included in the definition of ad valorem real and personal property taxes and other governmental charges for the purposes of this Section. If Landlord should receive a refund of any such taxes or charges, the Tenant will share proportionately in same, after deduction for all of Landlord's expenses in obtaining any such refund.

Landlord's and Tenant's obligations under this Section shall survive the expiration of the Term of this Lease.

The term “Direct Expense” shall not include any income tax of Landlord, any depreciation on the Building or any depreciation on equipment therein, interest, any capital expense in accordance with GAAP (except for the amortized costs of such capital expenses included in the definition of Direct Expenses above notwithstanding their classification as capital expenses under GAAP for accounting purposes), any depreciation on the Building or any depreciation on equipment therein, costs of correcting building code violations which violations were in existence on the Commencement Date, legal fees associated with the preparation, interpretation and/or enforcement of any lease, repairs and replacements for which and to the extent that Landlord has been reimbursed by insurance and/or paid pursuant to warranties, advertising and promotional expenses, costs representing amounts paid to an affiliate of Landlord for services or materials which are in excess of the amounts which would have been paid in the absence of such relationship or real estate broker's commission for any sale or for securing the execution of any lease.

Beginning with the 2015 calendar year and through the initial term of this Lease, Tenant’s share of the components of Direct Expenses that are controllable by the Landlord shall not increase by more than five percent (5%) on an aggregate basis over the previous highest calendar year’s Direct Expenses. Direct Expenses that are not controllable by Landlord shall include water charges, sewer charges, fire protection fees and expenses, snow removal fees and expenses, management fees not to exceed four percent (4%) of rents, insurance premiums and taxes. For determining the applicability of the five percent (5%) cap in 2015, the Direct Expense for 2014 will be grossed up using the procedures listed in the third paragraph of this Section 2.01.

[****] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.

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SECTION 2.02 - ADDITIONAL RENT - CERTAIN TAXES

Tenant shall further pay as Additional Rent any sales or use tax imposed on rents due from Tenant (other than City, State or Federal Income Tax), and to the fullest extent lawful, any tax on rents in lieu of ad valorem taxes on the Building or Lot, even though laws imposing such taxes attempt to require Landlord to pay the same.

SECTION 2.03 - NOTICE

Landlord shall from time to time (but no less frequently than annually) send to Tenant, in writing, a statement of the amount of Tenant’s share of increases in Direct Expenses and any applicable taxes or rents payable by Tenant under Sections 2.01 and 2.02 hereof (along with reasonable supporting documentation thereof).

Landlord shall provide a reconciliation of the prior year’s Direct Expenses to Tenant prior to April first of each year (the “Expense Reconciliation”). Provided that Tenant shall have first paid all amounts due and payable, including the amounts shown on the Expense Reconciliation, Tenant may also, within sixty (60) days of receipt of the Expense Reconciliation, ask to audit the backup information for the Expense Reconciliation. If Tenant asks to audit such backup information, the audit shall be completed within ninety (90) days of the request and shall be conducted at Landlord’s on site offices during normal business hours. Tenant may review the backup information for the immediately preceding year, but may not dispute the Expense Reconciliation for any year not made in a timely manner. The audit shall be performed by a certified public accountant, at Tenant’s sole expense, provided however, such accountant may not be employed on a commission basis.

SECTION 2.04 - PAYMENT IN ADVANCE

Tenant shall pay to Landlord each month, due and collectible at the same time as Monthly Minimum Rent, one twelfth (1/12) of the amounts, if any, reasonably computed by Landlord to be Tenant's anticipated annual charges for Direct Expenses, in anticipation of Direct Expenses due for the then current calendar year and all such monthly payments shall be applied to Tenant's Additional Rent for the then current calendar year. Within one hundred twenty (120) days after the end of each calendar year, Landlord shall give written notice to Tenant specifying the actual Direct Expenses for the prior calendar year and Tenant’s proportionate share of increases in Direct Expenses over the Base Year. Within thirty (30) days from the giving of Landlord’s notice, Tenant shall pay such additional rent shown to be due Landlord, or alternately, Landlord shall adjust Tenant's next rent due if any credit is shown to be due Tenant (or pay directly to Tenant if no further rent is due). The foregoing provisions providing for adjustment of additional rent due based upon actual increases in Direct Expenses shall survive the expiration or termination of this Lease and Tenant shall remain liable for, or be entitled to, as the case may be, any additional amounts owed by, or credit due to, Tenant after the end of the term of this Lease.

SECTION 2.05 - OTHER CHARGES TO BE TREATED AS RENTS

All charges, costs and sums required to be paid by Tenant to Landlord hereunder other than Annual Minimum Rent, including without limitation the charges, costs and sums set forth in this Article, shall be considered “Additional Rent”, which shall be due and payable as set out herein, or if no time for payment is set, upon demand.

ARTICLE 3

LANDLORD'S WORK

SECTION 3.01 - TENANT'S ACCEPTANCE OF PREMISES

The improvements that existed in the Demised Premises immediately prior to the execution of this Lease are shown on the plan attached as Exhibit B-1. Tenant represents to the Landlord that it has examined and inspected the Demised Premises and finds them to be as represented by the Landlord and satisfactory for Tenant's intended use. Tenant hereby accepts the Demised Premises “as is” except for Landlord's Work, if any, listed in Exhibit B-2. During the first One Hundred Twenty (120) days of the Term, Landlord will, at its own expense, repair any latent defects in the Demised Premises that were not readily apparent through visual inspection on the Commencement Date.

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SECTION 3.02 - SCOPE OF LANDLORD'S WORK

Landlord shall, at Landlord’s expense using the process listed in Exhibit B-2, perform the additional work described as “Landlord's Work” in Exhibit B-2 attached hereto and made a part hereof. Landlord shall construct the Landlord’s Work in a good and workmanlike manner, and in accordance with all applicable laws, rules and regulations. It is expressly understood and agreed that Landlord's obligation with respect to construction of the Demised Premises shall be limited to the scope of work described as Landlord's Work in Exhibit B-2 and shall in no event include any work not described on Exhibit B-2 and shall not include the performance, procurement and/or installation of any other work, fixtures or equipment. All Landlord's Work, except for [****] as defined in Exhibit B-2, shall constitute improvements to the Demised Premises and remain the property of the Landlord upon expiration of the Term of the Lease.

SECTION 3.03 - NOTICE OF COMPLETION OF LANDLORD'S WORK

Landlord shall notify Tenant upon substantial completion of Landlord's Work. The Demised Premises shall be deemed “substantially complete” under the terms of this Lease if: (i) the Town of Morrisville has performed its final inspection and issued the documentation necessary for Tenant to occupy the Demised Premises; and (ii) Landlord’s Work which can be accomplished prior to and independently of any construction or installation required to be performed by Tenant has been completed in accordance with Exhibit B-2 attached hereto to the extent that Tenant can use the Demised Premises for the use set out in Section 4.01 with the only incomplete items being minor or insubstantial details of construction, mechanical adjustments, or finishing touches like touch-up plastering or painting, which insubstantial details are of a type generally accepted as punchlist items (“Punchlist Items”). The occupancy of the Demised Premises following substantial completion of Landlord’s Work shall be deemed conclusive evidence that Landlord's Work has been substantially completed in accordance with Exhibit B-2 and that Tenant has accepted the Demised Premises and the improvements “as-is” other than Punchlist Items. During the first One Hundred Twenty (120) days of the Term, Landlord will, at its own expense, repair any latent defects in the Demised Premises that were not readily apparent through visual inspection on the Commencement Date.

The failure by Tenant to give notice of any Punchlist Items within thirty (30) days of notice of Landlord’s substantial completion of the Demised Premises specifying in detail those items of Landlord's Work which are not then complete shall be deemed conclusive evidence that Tenant has accepted the Demised Premises as-is with all items of Landlord's Work deemed completed.

[****] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.

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SECTION 3.04 - TARGET COMPLETION DATE

The Landlord shall exercise reasonable care to cause the Landlord's Work at the Demised Premises to be substantially complete on or prior to the Target Completion Date. The failure of Landlord to complete the Landlord’s Work and deliver the Demised Premises to Tenant on or before the Target Completion Date shall not make this Lease void or voidable, and Landlord shall not be in default or liable to Tenant; provided however, in the event Landlord's Work is not completed and the Demised Premises tendered to Tenant within NINETY (90) days following the Target Completion Date for any reason other than a Tenant Delay or reasons within Landlord’s control, then this Lease shall automatically become null and void and neither party hereto shall have any further rights or obligations hereunder. If the reason for Landlord’s Work not being completed within Ninety (90) days following the Target Completion date is for reasons within Landlord’s control, Tenant shall have the option of terminating this Lease by giving Landlord written notice within the following thirty (30) days and neither party shall have any further rights or obligations hereunder. In the case of either type of termination, Landlord shall refund any prepaid rent and Security Deposit to Tenant. This right to terminate if Landlord’s Work is not completed shall not supersede Landlord’s obligation above to exercise reasonable care to cause Landlord’s Work to be substantially complete on or prior to the Target Commencement Date. Under no circumstances shall Landlord be liable to Tenant for any damages including, but not limited to, direct, indirect, and consequential or incidental damages, which may be caused by any delay in commencing or completing its construction of the Demised Premises or for a total failure to complete same. The parties confirm and agree that the completion of Landlord's Work may be delayed for reasons beyond the Landlord's control, including those reasons commonly known as Force Majeure, and hereby agree that the Target Completion Date shall automatically be extended if and to the extent that any delays are encountered which are not within the control of the Landlord. For purposes of this Lease the term “Force Majeure” shall mean acts of God, any weather that delays construction, strike, lockouts or other industrial disturbances, acts of the public enemy, orders of any kind of the Government of the United States or of any state or any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, droughts, arrest, restraining of government and people, civil disturbances, explosions, partial or entire failure of utilities, shortage of labor, material supplies, transportation, or any other similar or different cause not reasonably in the control of the Landlord.

SECTION 3.05 – TENANT DELAYS

Notwithstanding anything in this Lease to the contrary, if Tenant shall cause any delays in the completion of Landlord’s Work, following two (2) days’ notice and opportunity to cure, including but not limited to (i) delay caused because Tenant’s requirements for materials or installations are different from Landlord’s building standard (the basic improvement package Landlord offers to tenants of the Property), (ii) delay in the payment of any sum due from Tenant pertaining to Landlord’s Work, if any, (iii) delay in performance or completion by a party employed by Tenant, (iv) delay by reason of compliance with applicable laws arising from Tenant’s design of the improvements set forth on Exhibit B-2, (v) delay by reason of changes in the work ordered and approved by Tenant pursuant to Exhibit B-2, or (vi) delay by Tenant in providing or approving plans, specifications or other items necessary for Landlord to perform Landlord’s Work (individually and collectively, a “Tenant Delay”), then the Commencement Date shall be the date Landlord would have completed Landlord’s Work had it not been for the Tenant Delay and Tenant’s obligations hereunder including the obligation to pay rent shall commence even though occupancy of the Demised Premises has not been delivered to Tenant.

SECTION 3.06 – DELAY ARISING FROM HOLDOVER OF EXISTING TENANT

Intentionally deleted

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ARTICLE 4

USE OF THE PROPERTY BY THE TENANT

SECTION 4.01 - USE GENERALLY

To the best of Landlord’s actual knowledge, the Demised Premises comply now and upon completion of Landlord’s Work will comply with all applicable laws, ordinances, regulations and restrictive covenants. To the best of Landlord’s actual knowledge, the use listed in Section 1.03 does not violate any restrictive covenants applicable to the Property. Tenant may use the Demised Premises for the purposes stated in Section 1.03 hereof but for none other without Landlord's prior written consent (not to be unreasonably withheld, conditioned, or delayed), provided, however, notwithstanding the generality of the foregoing, in no event shall Tenant make any use of the Demised Premises, the Lot, the Building or the Common Areas which is in violation of any applicable laws, ordinances, statutes, rules or regulations affecting the Demised Premises, the Lot, the Building or the Common Areas, including without limitation general rules and regulations proscribed from time to time by Landlord for the use of the Demised Premises, the Lot, the Building or the Common Areas and restrictions with respect to employee parking in designated employee parking areas as may be developed from time to time by Landlord and delivered to Tenant or posted on the Lot or Building insofar as they might relate to Tenant's use and occupancy of the Demised Premises, nor may Tenant make any use of the Demised Premises not permitted by any present or future lawful restrictive covenants which apply to the Demised Premises, or which is or might constitute a nuisance, or which increases the property, casualty or other insurance premiums (or makes any such insurance unavailable to Landlord or other tenants) on the Lot and Building.

Tenant shall not permit its contractors, agents, employees, guests or invitees to place excessive loads on the parking lots and drives.

Tenant shall not permit its contractors, agents, employees, guests or invitees to place excessive loads on the floors of the Building. The maximum load shall not exceed Four Hundred (400) pounds per square foot, except in the Manufacturing Area, which will be Eight Hundred (800) pounds per square foot.

Tenant shall not allow any animals in the Demised Premises, the Lot, the Building, or the Property other than “seeing eye” dogs that are trained for and engaged in the assistance of one or more visually impaired individuals. Tenant shall not cause any unreasonable odors, noise, vibration, or dust to emanate from the Demised Premises except for noises typically accompanying a general office use (not taking into consideration Tenant’s specific business or operations), or de minimus odors or dust likely to be encountered in any exterior setting; provided in no event shall Tenant allow any odors, noise, vibration or other substance to emanate from the Demised Premises which is or would be harmful to a person’s health or safety or objectionable or offensive to Landlord or any other tenants in Landlord’s reasonable determination. Tenant shall not allow cooking in the Demised Premises other than by household type microwave.

Landlord shall be responsible for the Building being in full compliance with the Americans with Disabilities Act (“ADA”) at the Commencement Date. After the Commencement Date, Tenant shall be responsible for the Building being in full compliance with ADA. After the Commencement Date, Landlord shall continue to be responsible for maintaining the access to the Building in compliance with ADA. Landlord’s expense of complying with such laws may or may not be a Direct Expense and thus reimbursed by Tenant based on Article 2.

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SECTION 4.02 HAZARDOUS WASTE AND RELATED MATTERS

Tenant shall not cause or permit any Hazardous Materials, as defined below, or any substance for which a license or permit is required by applicable North Carolina, federal or local laws, regulations or ordinances to be brought upon, stored, released, disposed, generated or used in or about the Demised Premises or Property by Tenant or its employees, agents, servants, contractors, assigns, representatives, licensees, permitted subtenants, guests, customers, visitors, and/or invitees (collectively “Tenant’s Representatives”), without prior written notice to and the prior written consent of the Landlord, not to be unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing, prior notice and Landlord’s consent shall not be required for small amounts of household cleaners and office machine supplies so long as the same are stored, maintained and used in compliance with all Environmental Laws, as defined below. If Tenant wishes to use, generate, store or dispose of Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord at least thirty (30) days prior to the date Tenant wishes to start using, generating, storing or disposing of such Hazardous Materials, a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, generated on, or disposed of from, the Demised Premises. Landlord’s consent to the use, generation or storage of Hazardous Materials shall not be construed as a representation or warranty that such use, generation or storage complies with Environmental Laws, and notwithstanding Landlord’s consent, Tenant shall at all times and in all respects comply with all Environmental Laws.

The term “Environmental Laws” shall mean all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Demised Premises, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, biologically active or hazardous wastes or materials including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant which is biologically active, or listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Laws, including, without limitation, mold, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), or polychlorinated biphenyls.

Tenant shall indemnify, defend (by counsel acceptable to Landlord), protect, and hold harmless Landlord, and each of Landlord’s partners, directors, officers, employees, agents, attorneys, successors, and assigns, for, from and against any and all claims, liabilities, penalties, fines, judgments, forfeitures, losses, damages for the loss or restriction of use of rentable or usable space or of any amenity of the Demised Premises or the Building, costs or expenses (including attorney’s fees, consultant fees, and expert fees) for the death of or injury to any person, damage to any property, or any fines, penalties or claims whatsoever, proximately caused by, (a) by the presence in, on, under, or about the Demised Premises, or any discharge or release in or from the Demised Premises of any Hazardous Materials by Tenant or any of Tenant’s Representatives, or Tenant’s use, analysis, storage, transportation, disposal, release, threatened release, discharge, or generation of Hazardous Materials to, in, on, under, about, or from the Demised Premises or the Property, or (b) Tenant’s failure to comply with any Environmental Laws. Tenant’s obligations under this Section shall include, without limitation, any and all costs incurred in connection with any investigation of site conditions, and any and all costs of any required or necessary repair, cleanup, detoxification, or decontamination of the Demised Premises or the Property, and the preparation and implementation of any closure, remedial action, or other required plans in connection therewith and the reasonable fees and expenses of Landlord’s attorneys, engineers, consultants and other professionals incurred by Landlord in connection with the foregoing. Tenant’s obligations under this Section 4.02 shall survive the expiration or earlier termination of the Term of the Lease. For purposes of this indemnity provision, any acts or omissions of Tenant, or by Tenant’s Representatives or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful, or unlawful), shall be strictly attributable to Tenant. As defined in Environmental Laws, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Demised Premises by Tenant or any of Tenant’s Representatives, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

Landlord and its engineers, technicians, and consultants (collectively the "Auditors") may, from time to time as Landlord reasonably deems appropriate, conduct periodic tests and examinations ("Audits") of the Demised Premises and Property to confirm and monitor Tenant's compliance with this Section 4.02. Such Audits shall be conducted in such a manner as to minimize the interference with Tenant's Permitted Use; however in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant's compliance with this Section 4.02. Tenant shall reasonably cooperate with Landlord and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Section 4.02, in which case, the cost of such Audit, and the cost of all subsequent Audits made during the Term and within thirty (30) days thereafter (not to exceed one (1) such Audit per calendar year), shall be paid for on demand by Tenant.

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For the purposes of Tenant’s obligations under this Section 4.02, the term “Property” shall include the Demised Premises, Building, all Common Areas, the Lot and all other real estate in the Southport Business Park; all personal property (including that owned by Tenant); and the soil, ground water, and surface water of the Lot and other real estate within the Southport Business Park.

Failure of Tenant to comply with any provision of this Section 4.02 of the Lease shall be an Event of Default under this Lease. Notwithstanding this Section 4.02, Tenant shall not be responsible for or have any obligation to remediate or cleanup any Hazardous Materials that existed at the Demised Premises prior to the Landlord’s delivery of possession of the Demised Premises to Tenant, except to the extent that Tenant by its actions proximately causes the release or dispersal of such Hazardous Materials into surrounding areas or the atmosphere or exacerbates the adverse effects of such Hazardous Materials.

Landlord represents that, to Landlord’s actual knowledge, the Building shall be free of Hazardous Materials on the Commencement Date.

SECTION 4.03 - PAYMENT FOR UTILITIES FOR DEMISED PREMISES

Tenant shall pay promptly and before any delinquency for nonpayment all charges for utilities serving the Demised Premises not provided by Landlord, including without limitation, electric service, telephone service, data service and [****] (provided any installations required for such service are subject to Landlord’s prior written approval). At Landlord’s option, Tenant's use of any particular utility provided by Landlord (not to include electric) shall be determined by appropriate survey of Tenant's equipment or other method fairly evaluating Tenant's use. If Landlord reasonably believes that Tenant’s use of any utilities provided by Landlord exceed normal office use, then Tenant shall pay as Additional Rent, upon receipt of Landlord’s statement for the same, the actual cost of such utilities used by Tenant less the amount paid for Tenant’s share of such utilities as Direct Expenses.

ARTICLE 5

REPAIRS AND MAINTENANCE BY THE TENANT

SECTION 5.01 - REPAIRS AND MAINTENANCE / NO ALTERATIONS

Tenant shall keep and maintain the Demised Premises and fixtures in as good order and condition as received (ordinary wear and tear excepted) and shall not commit waste.

Tenant shall comply with all applicable laws with respect to all wires, cables and similar installations appurtenant thereto, including but not limited to, power, telecommunications, [****] and data cabling installed by Tenant or Tenant’s agents or contractors, whether installed in the Demised Premises or elsewhere in the Building, including, without limitation, the plenums or risers of the Building (collectively “Wires”). On or before the expiration or earlier termination of this Lease, Tenant shall remove all Wires that are not contained within conduits (“Uncontained Wires”), unless otherwise agreed or instructed by Landlord in writing as set forth in Section 12.03 below.

[****] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.

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Tenant shall maintain and care for its personal property and fixtures on the Demised Premises, insure the same and shall neither have nor make any claim against Landlord for any loss or damage to the same. Without limiting the generality of the foregoing, Tenant shall maintain, repair and replace any special equipment or installations or decorative treatments above Landlord’s building standard installed by or at Tenant’s request, including but not limited to any supplemental HVAC for a “server room”, any Tenant installed [****], non standard light fixtures, Tenant’s equipment, such as photocopiers, computers, telephone systems and fax machines. Notwithstanding the foregoing, any such improvements or fixtures (such as supplemental HVAC or a [****]) added to the Demised Premises are subject to Landlord’s review and prior written consent as set forth in the next paragraph.

Tenant shall make no exterior or interior alterations, improvements or additions without Landlord's prior written consent (not to be unreasonably withheld, conditioned, or delayed), and in any case, all work performed by Tenant shall be done in a good and workmanlike manner, and so as not to unreasonably disturb or inconvenience other tenants in the Building or on the Property. Upon termination or expiration of the Term of this Lease, Tenant shall remove any alterations, improvements and additions to the Demised Premises performed by Tenant, Tenant’s agents and contractors except for such alterations, improvements or additions as Landlord may specifically require, in writing, Tenant to leave and Tenant shall repair any damage caused by such removal, all as set out in Section 12.03 below. Tenant shall not at any time permit any work to be performed on the Demised Premises except by duly licensed contractors or artisans, each of whom must carry general public liability insurance, in such amounts as are reasonably directed by Landlord and under which Landlord is an additional insured, certificates of which shall be furnished to Landlord. At no time may Tenant or Tenant’s contractors, agents or employees do any work that results in a claim of lien against the Demised Premises or any other property of the Landlord. If such a claim of lien is filed, Tenant shall cause any such lien to be released of record by payment or bonding upon terms acceptable to Landlord within twenty (20) days after the filing of the lien or ten (10) days if Landlord has started to refinance the Building. If requested by the Tenant at the time Tenant requests Landlord’s consent to an alteration, Landlord will advise Tenant at that time whether Landlord shall require the alteration to be restored at the termination of the Lease.

Notwithstanding the foregoing, Tenant shall have the right to make interior, non-structural alterations that do not involve or affect the mechanical, electrical, plumbing, sprinkler or HVAC systems serving the Demised Premises (including painting and carpeting) without the consent of Landlord, so long as (i) Tenant notifies Landlord in writing of its intention to do such work at least ten (10) days prior to the initiation of such work; (ii) the costs of such alterations are less than $20,000.00 and are consistent in quality with the finish of the Demised Premises at the time possession is delivered to Tenant; (iii) such alterations do not cause excessive loads on the building and its systems and are not visible from the exterior of the Demised Premises; (iv) Tenant obtains and furnishes to Landlord any required building permits; (v) Tenant provides Landlord with the “as-built” plans and specifications of any such alterations upon completion of any such alterations; (vi) no such alteration causes any warranties applicable to the Demised Premises or to any systems serving the Demised Premises to lapse; and (vii) no such alteration causes any insurance premium to increase. Alterations performed under this paragraph shall still be subject to Tenant’s restoration obligation.

[****] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.

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ARTICLE 6

REPAIRS, MAINTENANCE, UTILITIES AND SERVICES PROVIDED BY THE LANDLORD

SECTION 6.01 - SERVICES TO THE DEMISED PREMISES

Landlord shall, subject to interruptions beyond Landlord’s reasonable control and to the scheduling of such services by providers, cause to be furnished to the Demised Premises the following services: janitorial services (once per working day after normal weekday working hours); water if available from city mains for drinking, lavatory and toilet purposes; electricity for general office space use (including fluorescent lighting replacements); trash removal; and, during Standard Hours of Operation (as defined below), Monday through Friday and Saturday (excluding holidays), heating and air conditioning for reasonably comfortable use and occupancy of the Demised Premises (although providing heating and cooling conforming to any governmental regulation prescribing limitations thereon shall be deemed to comply with this obligation). All additional costs resulting from Tenant's extraordinary usage of heating, air conditioning, electricity, water or trash removal shall be paid by Tenant, but Tenant shall not install equipment with unusual demands or conduct its business in a manner that requires extraordinary usage (as reasonably documented by Landlord) of any of the foregoing without Landlord's prior written consent which Landlord may withhold if it determines that in its opinion such equipment may not be safely used in the Demised Premises or that electrical service or trash removal service is not adequate therefor. Landlord shall not be liable by reason of any of the foregoing services not being continuously provided to Tenant, (provided that Landlord uses commercially reasonable measures to promptly and diligently have such services restored following knowledge of any interruption), nor for any damages resulting from defects in the provision of same. Landlord shall not repair or replace bulbs in non standard fixtures.

As used herein, “Standard Hours of Operation” shall mean and refer to those hours of operation at the Building which are 8:00 a.m. to 8:00 p.m. Monday through Friday and 8:00 a.m. through 1:00 p.m. on Saturday, except holidays. Holidays shall mean and refer to each of the following days (on the day set aside for observance): New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other holiday(s) generally recognized as such by landlords of office space in the Triangle Area office market, as reasonably determined by Landlord. Landlord, at its option, may provide Saturday morning heating and cooling by allowing Tenant, at no cost to tenant, to turn on the heating and cooling system in lieu of automatically running it.

Landlord hereby consents to Tenant’s installation and use of gemstone manufacturing equipment outside of the Building, and the installation and use of gemstone cutting and polishing equipment in the Manufacturing Area.

SECTION 6.02 – AFTER HOURS HVAC

Landlord agrees to provide heating and air conditioning after-hours (i.e., hours before or after the Standard Hours of Operation) at Tenant's request after reasonable notice and if the area to be served is zoned for this purpose. The cost of after-hours service of heating or air conditioning shall be additional rent payable monthly by Tenant at Five Dollars ($5.00) per hour per HVAC unit which is activated to provide the requested air conditioning or heating service. If Tenant chooses to work on any of Landlord’s designated holidays, Landlord will not charge Tenant the after-hours charge for HVAC for up to five of those days per calendar year.

SECTION 6.03 - LANDLORD'S REPAIRS

Landlord will maintain the Building and Common Areas in good repair and condition. Maintenance in the Manufacturing Area or any other high security area designated by Tenant will be done on request by Tenant and a representative of Tenant shall accompany any employee or vendor of Landlord while performing such requested work. This maintenance shall include the foundations, roof, exterior walls, interior structural walls, all structural components, and all building systems, such as mechanical, electrical, HVAC and plumbing, and landscaping and paving on the Common Areas and utility lines crossing the Common Areas to the Building under Landlord’s reasonable control. Notwithstanding the foregoing sentence, Tenant shall pay the costs of any such repairs or replacements caused by the negligent acts or misconduct of Tenant, its employees, agents, invitees, licensees, or contractors. Tenant shall promptly report to Landlord any defective condition in or about the Demised Premises known to Tenant, and if such defect is not so reported and such failure proximately results in other damage, Tenant shall be liable for the same. Tenant agrees to give Landlord written notice of the necessity for any repairs required to be made by Landlord, and Landlord shall have a reasonable period of time thereafter to promptly and diligently make such repairs. Landlord shall take commercially reasonable measures to ensure that repair activities undertaken by Landlord do not materially interfere with Tenant's use of the Demised Premises. Nothing contained in this Section 6.03 shall be construed to preclude or prevent such repairs or maintenance from being a part of the Direct Expenses, so long as the repairs are not capital expenses according to Generally Accepted Accounting Principles except as may be specifically allowed by the definition of Direct Expenses.

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ARTICLE 7

COMMON AREAS

SECTION 7.01 - DEFINITION OF COMMON AREAS

For purpose of this Lease, the term “Common Areas” shall mean all areas, improvements, space, equipment and special services in, adjacent to, or serving the Building or Lot provided by Landlord for the common or joint use and benefit of tenants, customers, and other invitees, including without limitation any existing or future entrance ways, exits, roads, parking lots, walkways and other common spaces in the Property from time to time designated as Common Areas by the Landlord.

SECTION 7.02 - USE OF COMMON AREAS

Provided there is no uncured Event of Default by Tenant under this Lease, Tenant shall be entitled to use, in common with others entitled thereto, so much of the Common Areas as may be designated for common use from time to time by the Landlord, subject, however to the terms and conditions of this Lease and to such rules and regulations for the use thereof as may be proscribed from time to time by Landlord; provided that (a) in the event of any conflict between said rules and regulations and the express terms of this Lease, the Lease terms shall control; (b) such rules and regulations do not unreasonably and materially interfere with Tenant’s use and enjoyment of the Demised Premises; (c) such rules and regulations do not require payment of additional monies; (d) Tenant receives at least thirty (30) days’ advance written notice thereof; and (e) such rules and regulations are uniformly enforced in a non-discriminatory manner. Tenant acknowledges that Landlord may (to the extent reasonably required), deny, limit or condition access to or use of certain Common Areas, including, but not limited to, Building plenums and risers, wiring conduits, fire lanes and dock areas.

SECTION 7.03 - CHANGES AND ALTERATIONS OF COMMON AREAS

The Landlord reserves the rights, at any time and from time to time to increase or decrease the size of and to alter the configuration of the Common Areas. In the event of any such change or alteration, Landlord shall not be liable to Tenant therefor, and Tenant shall not be entitled to any compensation or diminution or abatement of Monthly Minimum Rent, nor shall such diminution or alteration of the Common Areas be considered a constructive or actual eviction.

ARTICLE 8

INSURANCE AND INDEMNITY

SECTION 8.01 - INSURANCE ON THE BUILDING AND CERTAIN IMPROVEMENTS

During the Term of this Lease and any extensions or renewals thereof, the Landlord shall maintain property insurance on the Building and on so much of the upfit and additional real and personal property improvements and appurtenances thereto as shall be installed by or at the expense of Landlord and constitute the property of Landlord. Such insurance shall provide, at a minimum, coverage provided by the Insurance Services Office (“ISO”) cause of loss – special form and coverage against such further and additional perils as Landlord shall from time to time determine in its sole discretion to be appropriate.

The amount of any insurance premiums incurred by or accrued as an expense of Landlord in securing such coverage shall constitute a Direct Expense and the Tenant shall pay its allocable portion of such cost as a part of the Tenant’s share of Direct Expenses.

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SECTION 8.02 - TENANT'S COMMERCIAL LIABILITY INSURANCE

Tenant shall, at all times during the Term hereof, at its sole cost and expense, procure and maintain in force and effect a valid and enforceable policy or policies of commercial general liability insurance issued by a company or companies from time to time approved by Landlord which companies must be authorized to issue insurance policies in North Carolina. Such policy or policies shall insure against loss, damage or liability for injury to or death of persons and loss or damage to property occurring from any cause whatsoever in, upon or about the Demised Premises including any adjoining sidewalks, passageways, parking areas, driveways and other Common Areas. Such policies of liability insurance shall name Landlord and its designated property manager as an additional insured and shall be in amounts and afford coverage against perils all as is reasonably required from time to time by Landlord. Coverage shall initially be in the combined single limit amount of at least TWO MILLION DOLLARS ($2,000,000.00) per occurrence and a combined annual aggregate limit of at least FIVE MILLION DOLLARS ($5,000,000.00); provided if Tenant has other locations that it owns or leases, the general aggregate limit shall apply on a per location basis and the policy shall include an aggregate limit per location endorsement. Notwithstanding the foregoing, Tenant’s current $1,000,000 per occurrence and $2,000,000 aggregate with a $10,000,000 umbrella coverage satisfies the above coverage requirement.

SECTION 8.03 - INSURANCE OF TENANT'S PROPERTY

Tenant hereby acknowledges and agrees that it will secure and maintain insurance upon its fixtures, trade fixtures, personal property and any and all other property of the Tenant or of any third parties which may from time to time be stored or maintained in, on or around the Demised Premises and Building for, at a minimum, perils covered by the ISO cause of loss—special form together with coverage for flood, earthquake and boiler and machinery (if applicable). Such insurance shall be maintained in such amounts as shall be necessary to cover the replacement cost thereof. Such insurance shall be issued by a company or companies satisfactory to Landlord and authorized to issue insurance policies in North Carolina.

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SECTION 8.04 – OTHER TENANT INSURANCE

Tenant shall secure and maintain (i) worker’s compensation insurance insuring against and satisfying Tenant’s obligations and liabilities under the worker’s compensation laws of the state where the Demised Premises are located, including employer’s liability insurance in the limits required by the state of North Carolina (ii) if Tenant operates owned, hired or non-owned vehicles on the Property, comprehensive automobile liability at a limit of liability not less than $500,000.00 combined bodily injury and property damage per occurrence and (iii) such other insurance as Landlord may reasonably request. All such insurance shall be issued by a company or companies satisfactory to Landlord and authorized to issue insurance policies in North Carolina.

SECTION 8.05 - INSURANCE RATING

Tenant will not conduct, or permit to be conducted, any activity, will not place any equipment or materials in or about the Demised Premises, Building, Lot, or Property, and will not take nor allow its contractors, employees, agents, guests or invitees to take any action which will, in any way, violate any requirement of Landlord's insurance policies or which will increase the rate of property, casualty, liability or other insurance on the Demised Premises or on the Building or their operation, or which makes any property, liability or other insurance on the Demised Premises, Building, Lot or Common Areas unavailable to Landlord from companies acceptable to the Landlord. However, in the event the Tenant shall take any such action then, in addition to and not in limitation of any other rights pursuant to this Lease, the Landlord may require the Tenant, upon demand, to separately pay or reimburse to Landlord the amount of any increased insurance premiums attributable to such action which are in excess of those charged at the Commencement Date, resulting from such activity.

SECTION 8.06 - POLICIES OR CERTIFICATES OF INSURANCE

Tenant will furnish the Landlord prior to the delivery of the Demised Premises to Tenant, and thereafter not fewer than thirty (30) days prior to the expiration date of any expiring policies, certified copies of policies or certificates of insurance bearing notations evidencing the payment of premiums and evidencing the insurance coverage required to be carried by Tenant. Each policy and certificate shall contain an endorsement or provision requiring not fewer than thirty (30) days written notice to Landlord prior to the cancellation, diminution in the perils insured against or reduction of the amount of coverage of the particular policy in question.

SECTION 8.07 – INSURANCE POLICY REQUIREMENTS

Tenant’s insurance policies required by this Lease shall (i) be primary policies, (ii) provide that any loss shall be payable notwithstanding any gross negligence of Landlord or Tenant which might result in a forfeiture thereunder of such insurance or the amount of proceeds payable; (iii) have no deductible exceeding TWENTY THOUSAND DOLLARS ($20,000.00) unless specifically approved in writing by Landlord, and (iv) be maintained during the entire Term and any extensions or renewals hereof. Not more frequently than once every three (3) years, Landlord may require the limits of any of the insurance required to be maintained by Tenant hereunder to be increased if in its reasonable judgment (or that of its mortgagee) the coverage is insufficient. In no event shall the limits of Tenant’s insurance be considered as limiting the liability of Tenant under this Lease.

SECTION 8.08 – WAIVER OF SUBROGATION

All policies of insurance carried or maintained by Tenant shall include a waiver of subrogation of any and all claims against the Landlord. The Tenant hereby agrees that it will look solely to its insurance policies for recovery of any loss insured or required to be insured by Tenant hereunder and further confirms and agrees that in no event will it make any claim against the Landlord for any loss insured or required to be insured by Tenant hereunder. For the purposes of this waiver of subrogation, Tenant shall be deemed to have waived any claim for amounts that Tenant has self-insured, provided this shall not be considered consent for Tenant to self-insure.

SECTION 8.09 - RELEASE

Landlord hereby releases Tenant, but only to the extent of Landlord's insurance coverage, from any liability for loss or damage caused by fire or any of the other perils included in and covered by Landlord's insurance policies covering the Demised Premises and Building even if the insured peril shall be brought about by the default, negligence or other action of the Tenant, its agents, employees; provided, this release shall be in effect only with respect to an insured loss and only so long as Landlord's policy applicable to such loss shall contain a clause to the effect that this release shall not affect the right of Landlord to recover under such policy. Landlord does not waive and hereby reserves the right to secure compensation from Tenant for any uninsured loss, any amounts not paid because of deductibles and other amounts not paid for any reason whatsoever.

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Tenant hereby releases Landlord and Landlord’s agents and employees, but only to the extent of Tenant's insurance coverage, including any deductible, from any liability for loss or damage caused by fire or any of the other perils included in and covered by Tenant's insurance policies covering any property of Tenant stored at the Demised Premises and Building even if the insured peril shall be brought about by the default, negligence or other action of the Landlord, its agents, employees or any of them; provided, this release shall be in effect only with respect to an insured loss and only so long as Tenant's policy applicable to such loss shall contain a clause to the effect that this release shall not affect the right of Tenant to recover under such policy. Landlord shall not be responsible for reimbursing Tenant for the cost of Tenant’s deductible in excess of $10,000.00.

SECTION 8.10 - INDEMNIFICATION

Intentionally deleted

SECTION 8.11 - NOTIFICATION

Tenant agrees to give Landlord prompt notice of any accidents or occurrences which are subject to the provisions of this Article 8. Landlord agrees to give Tenant prompt written notice of any accident or occurrence that is subject to this Article 8 and in Landlord’s reasonable judgment directly affects Tenant.

ARTICLE 9

LANDLORD'S RESERVED RIGHTS

SECTION 9.01 - ALTERATIONS AND ADDITIONS TO BUILDINGS AND LOT

Landlord hereby reserves the right at any time and from time to time to make alterations or additions to the Building and Lot and to install, maintain, use, repair and replace pipes, ducts, conduits and wires located in the Demised Premises but serving other parts of the Building or Property; provided that such activities undertaken by Landlord do not materially interfere with Tenant's use of the Demised Premises. Landlord’s right to make such alterations or additions shall include without limitation the rights to build additional stories onto the Building, to construct such parking facilities as may be necessary or desirable, and to comply with applicable laws. Landlord shall use commercially reasonable measures to minimize interference with Tenant’s use of the Demised Premises. If Landlord’s additions of stories to the Building causes Tenant to incur [****] related costs such as moving [****], Landlord will reimburse any such costs that are reasonably documented by Tenant.

It is understood and agreed that the description of the Demised Premises as set forth in Exhibit A hereof and the location of the Demised Premises in the Building shall be subject to such changes as may be certified by Landlord's architect as necessary for engineering or architectural purposes for the construction of the improvements to be constructed thereon, so long as such changes do not materially change the Demised Premises or adversely affect access to the Demised Premises. Any such changes so certified shall not invalidate this Lease and the description and location of the Demised Premises shall be deemed to have been expressly modified and amended herein in accordance with such changes.

[****] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.

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SECTION 9.02 - RELOCATION OF TENANT

Intentionally deleted

SECTION 9.03 - ACCESS TO DEMISED PREMISES

Except for emergencies or in an Event of Default, Landlord will not prevent Tenant, its employees, agents, and invitees from having access to the Demised Premises twenty-four (24) hours per day, seven (7) days per week. Landlord shall have the right, either itself or through its authorized agents, to enter the Demised Premises at all reasonable times (subject to Tenant’s reasonable security measures and, except in events of emergency, upon reasonable advance verbal notice to on-site employees of Tenant) to examine the same, to show them to prospective tenants for other spaces in the Building or for the Demised Premises (during the last nine (9) months of the Term of this Lease), to allow inspection by mortgagees, and to make such repairs, alterations, changes and inspections as Landlord deems necessary. In case of emergency, Landlord or Landlord's authorized agent may access the Demised Premises at any time without any liability to the Tenant. Tenant, its agents, employees, invitees, and guests, shall have the right of ingress and egress to Common Areas, provided Landlord by reasonable regulation may control such access for the comfort, convenience and protection of all tenants in the Building.

Tenant agrees to provide Landlord with two (2) keys (including “key cards”) and any access codes or cards to each exterior lock in the Demised Premises.

SECTION 9.04 - LANDLORD'S RULES AND REGULATIONS

Landlord reserves the right to establish (and change from time to time) regulations it deems appropriate for the common use and benefit of all tenants, with which regulations Tenant shall comply; provided that (a) in the event of any conflict between said rules and regulations and the express terms of this Lease, the Lease terms shall control; (b) such rules and regulations do not unreasonably and materially interfere with Tenant’s use and enjoyment of the Demised Premises; (c) such rules and regulations do not require payment of additional monies; (d) Tenant receives at least thirty (30) days’ advance written notice thereof; and (e) such rules and regulations are uniformly enforced in a non-discriminatory manner..

SECTION 9.05 - WINDOW TREATMENTS, SIGNS, AND EXTERIOR APPEARANCE

Tenant may not erect, install, or display any sign, advertising material, or window treatment on any wall or window surface of the Demised Premises visible from the exterior or on the Building, without the prior written consent of the Landlord. Landlord will not approve any signs, advertising material or window treatments which, in the sole discretion of the Landlord, are detrimental to the external appearance of the Building, Property or the Common Area. Landlord reserves the right, at any time, to change the name by which the Property is designated.

SECTION 9.06 - LANDLORD'S PERFORMANCE OF TENANT'S OBLIGATIONS

In the event the Tenant shall fail to discharge any duties and obligations hereunder imposed upon Tenant after receipt of written notice by Landlord to the local manager and three (3) business days to cure, the Landlord shall have the right, but not the obligation, at Landlord’s sole discretion, to perform such duties or obligations and, in such event, the Landlord and its agents shall be entitled to receive as reimbursement from the Tenant, upon demand after the Tenant fails to cure within three (3) business days after having received written notice to the local manager of Tenant’s failure to discharge any duties and obligations, an amount equal to One Hundred Twenty Percent (120%) of the total of all costs and expenses incurred by Landlord in performing such duties or obligations. Any such reimbursement and charge shall constitute Additional Rent hereunder. The total cost to Tenant of any individual incident may not exceed One Thousand Dollars ($1,000.00) under this Section.

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ARTICLE 10

FINANCING AND REFINANCING

SECTION 10.01 - ESTOPPEL CERTIFICATE

Tenant will furnish to Landlord and/or to the holder or prospective holder of any mortgage or deed of trust from time to time encumbering the Demised Premises, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgment that (or the extent to which) the Lease is in full force and effect, that, to Tenant’s knowledge, Landlord is in compliance with its respective obligations thereunder, and that Tenant has no offsets or claims against Landlord. Tenant agrees to execute and deliver, within ten (10) business days after receipt thereof, an instrument of estoppel in the form or substantially in the form attached hereto as Exhibit D. If Tenant does not execute and deliver to Landlord an estoppel certificate within ten (10) business days after receipt thereof, Tenant shall be deemed to have affirmed each of the matters in the Estoppel Certificate.

SECTION 10.02 - SUBORDINATION - ATTORNMENT

This Lease shall be deemed subject and subordinate to any mortgage or deed of trust which may heretofore or hereafter be executed by Landlord encumbering the Demised Premises and to all renewals, modifications or extensions thereof. Notwithstanding the foregoing, it shall be a condition precedent to any future subordination that Tenant be provided with a written non-disturbance agreement (in a commercially reasonable form) providing that, if the holder of any future Mortgage shall take title to the Demised Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Demised Premises as provided for in this Lease so long as Tenant is not in Default, beyond any applicable notice and cure period. The Landlord's interest in this Lease may be assigned as security for any financing now or hereafter obtained by Landlord. In the event any proceedings are brought for foreclosure of any mortgage or deed of trust on the Demised Premises or for the exercise of any rights pursuant to any mortgage or deed of trust, upon demand, Tenant will attorn to the mortgagee, assignee or purchaser at a foreclosure sale as the case may be and will recognize such assignee, mortgagee or purchaser as Landlord, providing such assignee, mortgagee or purchaser agrees not to disturb Tenant's possession so long as there is no Event of Default by Tenant under the terms of this Lease. Tenant agrees to execute and deliver to Landlord an Attornment, Subordination and Non-Disturbance Agreement in the form or substantially in the form attached hereto as Exhibit E and incorporated herein by reference, for the purpose of evidencing the Tenant’s agreement to subordinate its interest as a tenant to the deed of trust lien of the holder of any deed of trust encumbering the Building. In the event that Tenant refuses to or does not respond to Landlord’s written request to execute any documents required by any deed of trust beneficiary, mortgagee, assignee or purchaser as aforesaid within ten business days, then Tenant shall be deemed to have approved and entered into such requested documentation.

SECTION 10.03 - CERTAIN CHANGES FOR FINANCING

If Landlord seeks a loan on the Demised Premises, Lot, Building or Property and the proposed mortgagee requires as a condition of making the loan that this Lease be modified, Tenant agrees to enter into such modification agreement providing that the same does not increase the charges to Tenant, does not vary the areas demised, does not change the Term of Tenant's Lease and does not materially increase Tenant's obligations, duties or covenants under this Lease.

ARTICLE 11

DESTRUCTION OR CONDEMNATION

SECTION 11.01 - DESTRUCTION OF PREMISES

If the Demised Premises are totally destroyed by fire or other casualty, Landlord or, so long as such fire or other casualty does not result from the negligence or willful misconduct of Tenant, Tenant may by written notice, given not later than thirty (30) days after the date of such total destruction, terminate this Lease, in which event rent paid for the period beyond the date of destruction shall be refunded to Tenant. If there is not total destruction and Tenant reasonably is required to close operation during repairs, Monthly Minimum Rent and monthly installments of Tenant’s estimated share of increases in Direct Expenses shall abate while so closed, but if Tenant is able to continue its operations during repairs, Monthly Minimum Rent and monthly installments of Tenant’s estimated share of increases in Direct Expenses shall be adjusted and abated in the proportion which the area of unusable leased space in the Demised Premises bears to the total Demised Premises, providing that Landlord shall not in such case have any liability for losses claimed by Tenant. However, if: (i) the damages are such that Landlord reasonably concludes that restoration cannot be completed within one hundred and fifty (150) days; or (ii) less than ten percent (10%) of the Lease Term remains; or (iii) in Landlord's judgment, the cost of restoration will exceed the amount of the cumulative Monthly Minimum Rent due from the Tenant for the next twelve calendar months succeeding the date of the casualty; or (iv) insurance carried by Landlord is insufficient to restore the Demised Premises, Landlord may at its option terminate this Lease. If less than ten percent (10%) of the Term remains, Tenant may terminate this Lease by giving Landlord notice of such termination within thirty (30) days of the partial destruction. If all or any part of the Demised Premises is damaged by cause due to gross negligence or willful misconduct of Tenant, its agents, employees, invitees, or licensees, there shall be no apportionment or abatement of any rent nor any right to terminate. Landlord shall not be required to restore fixtures or improvements made or owned by Tenant that were not part of Landlord's Work or subsequently constructed in the Demised Premises by Landlord as part of the Landlord’s work or other Lease terms. Landlord acknowledges and agrees to use commercially reasonable efforts to find temporary substitute premises within the Property for Tenant (at commercially reasonable terms) in the event of any temporary closure due to casualty.

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SECTION 11.02 - CONDEMNATION

If the whole or more than twenty per cent (20%) of the Demised Premises is taken by any governmental agency or corporation vested with the right of exercise of eminent domain, whether such taking be effected by Court action or by settlement with the agency exercising or threatening to exercise such power and if the property so taken renders the remainder of the Demised Premises unfit for the use thereof by Tenant, then Tenant shall have the option to terminate this Lease, which option must be exercised by notice in writing, received by Landlord within sixty (60) days of such taking. If the Tenant shall not elect to terminate, or if the taking does not interfere with Tenant's use of the Demised Premises to the extent Tenant does not have an option to terminate, there shall be an adjustment of all rents reflecting on a pro-rata basis any reduction in the Demised Premises.

If the whole of the Demised Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the Term of the Lease shall cease and terminate as of the date of title vesting in such public or quasi public entity and all rents shall be paid up to that date and Tenant shall have no claim against (Landlord nor the condemning authority unless such claim does not diminish the value of Landlord’s claim) for the value of any unexpired Term of this Lease. In the event of a partial taking or condemnation which is not extensive enough to render the Demised Premises unsuitable for the business of the Tenant, the Landlord shall promptly restore the Demised Premises to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking, and this Lease shall continue in full force and effect with the rents proportionally adjusted.

If the whole, or a substantial part, as determined by Landlord in its sole discretion, of the common parking areas shall be acquired or condemned as aforesaid, then the term of this Lease shall cease and terminate as of the date of title vesting in such public or quasi public entity unless Landlord shall take immediate steps to provide other suitable parking facilities. In the event that Landlord shall provide such other parking facilities, then this Lease shall continue in full force and effect without any reduction or abatement of rent.

In the event of any condemnation or taking as aforesaid, whether whole or partial, the Tenant shall not be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award, the Tenant hereby expressly waiving any right or claim to any part thereof. Although all damages in the event of any condemnation are to belong to the Landlord, whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Demised Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment, provided such award to Tenant does not reduce the Landlord’s award.

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ARTICLE 12

DEFAULT BY TENANT AND LANDLORD'S REMEDIES

SECTION 12.01 - EVENTS OF DEFAULT

For purposes of this Lease, the occurrence of any one or more of the following shall constitute an “Event of Default” hereunder:

(a) Tenant fails to pay any Monthly Minimum Rent, Additional Rent or other monetary payments as and when provided in this Lease and such failure continues for five (5) business days after Landlord gives written notice (provided that Landlord shall not be required to send more than two (2) such notices during any consecutive twelve (12)-month period);
(b) Tenant breaches any other covenant, term, condition, agreement or obligation herein set forth and shall fail to cure such breach within ten (10) business days after written notice or if such breach cannot be cured within ten (10) business days and Tenant commences the cure within such ten (10) business days and thereafter diligently continues to effect such cure;
(c) The assignment by Tenant of all or any part of its property for the benefit of creditors;

(d) The levy or execution, attachment, or taking of property, assets, or the leasehold interest of Tenant by process of law or otherwise in satisfaction of any judgment, debt, or claim;

(e) The filing by Tenant of any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar actions), either in state or federal court; or

(f) The filing against Tenant of any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar actions), either in state or federal court; which is not dismissed within sixty (60) days.

Upon the occurrence of any Event of Default, Landlord shall be entitled by written notice to the Tenant to either (i) terminate the Term hereof or (ii) to terminate Tenant's right to possession or occupancy only, without terminating the Term of this Lease. Unless the Term is specifically terminated by notice in writing, it shall be assumed that the Landlord has elected to terminate possession only, without terminating the Term.

The remedies of terminating the Term and of terminating possession shall be in addition to and not in limitation of any rights otherwise available to the Landlord and the exercise by Landlord of any such rights shall not preclude the exercise of any other rights available to the Landlord at law or in equity.

SECTION 12.02 - LANDLORD'S RIGHTS ON TERMINATION OF TERM OR POSSESSION

Upon any termination of the Term hereof, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession or occupancy only, without terminating the Term hereof, Tenant shall surrender possession and vacate the Demised Premises and shall deliver possession thereof to the Landlord; and Tenant hereby grants to Landlord full and free license to enter into and upon the Demised Premises in such event and with process of law (or without process of law if Tenant has abandoned the Demised Premises) to repossess the Demised Premises and to expel or remove Tenant and any others who may be occupying the Demised Premises and to remove therefrom any and all property, without being guilty of or liable for trespass, eviction or forcible entry or detainer and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law. If Tenant has abandoned the Demised Premises, Landlord is expressly authorized to change the locks to the Demised Premises to prohibit access by Tenant, and thereafter, in Landlord’s sole discretion, to arrange removal of all property of any kind from the Demised Premises. Except as otherwise expressly provided in this Lease, Tenant hereby expressly waives any right to service and demand for payment of rent or for possession of the Demised Premises or to re-enter the Demised Premises, including any and every form of demand and notice prescribed by any statute or any other law.

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If Landlord elects to terminate Tenant's right to possession only as above provided, without terminating the Term hereof, Landlord at its option may enter into the Demised Premises, remove Tenant's property and other evidences of tenancy and take and hold possession thereof without such entry and possession terminating the Term hereof and without releasing Tenant from its obligation to pay rents herein reserved for the full Term hereof. Landlord is expressly authorized to change the locks to the Demised Premises to prohibit access by Tenant, and thereafter, in Landlord’s sole discretion, to arrange removal of all property of any kind from the Demised Premises. Upon and after entry into possession without terminating such obligations, Landlord may, but shall not be obligated to, relet the Demised Premises, or any part for the account of Tenant to any person, firm or corporation for such rent, for such time, and upon such terms as Landlord in its sole discretion shall determine. If any rent collected by Landlord upon any such reletting for Tenant's account is not sufficient to pay monthly the full amount of the rent herein reserved, (including Monthly Minimum Rent, Additional Rent, and other charges), and not theretofore paid by Tenant, together with the costs of any brokerage fees, repairs, alterations, or redecoration necessary for such reletting, Tenant shall pay to Landlord the amount of each deficiency upon demand, and if the rent so collected from such reletting is more than enough to pay the full amount of the rents reserved hereunder and all of the aforementioned costs, Landlord shall be entitled to retain such excess. Notwithstanding any termination of the right to possession without termination of the Term, the Landlord expressly reserves the right, at any time after the termination of possession, to terminate the Term of this Lease by notice of such termination to Tenant.

Tenant acknowledges that Landlord shall have no duty to mitigate damages.

SECTION 12.03 – SURRENDER OF DEMISED PREMISES

Upon termination or expiration of the Term of this Lease, the termination of Tenant’s right to possession, or the vacation of the Demised Premises by Tenant, Tenant shall restore the Demised Premises at Tenant's sole expense to the same condition and configuration as existed at the Commencement Date (unless otherwise agreed to by Landlord, in writing), ordinary wear and tear only excepted, leaving the Demised Premises broom-clean; provided, however, that Landlord may elect to require Tenant to leave all or any (i) fixtures other than Tenant’s trade fixtures (“Fixtures”), and (ii) alterations, improvements or additions performed by Tenant, Tenant’s agents or contractors (“Alterations”).

At least thirty (30) days prior to the termination or expiration of this Lease or Tenant’s vacation of the Demised Premises, Tenant shall submit to Landlord a plan or other reasonable description of the current type, quantity, points of commencement and termination, and routes of the Wires to allow Landlord to determine if Landlord desires to retain same. Upon the expiration or earlier termination of the Lease, Tenant shall, at Tenant’s cost remove all Uncontained Wires except for Uncontained Wires which Landlord notifies in writing that Landlord wishes to remain, and Tenant shall restore the Demised Premises or Building, as the case may be, to their condition existing prior to the installation of such Uncontained Wires, ordinary wear and tear excepted. Wires within conduits and Uncontained Wires that Landlord has notified Tenant that Landlord is retaining are sometimes referred to herein as “Retained Wires”. As to any Fixtures, Alterations and Retained Wires which Landlord notifies Tenant that Landlord is retaining, Tenant covenants that (i) immediately prior to the transfer of Tenant’s interest in such Fixtures, Alterations or Retained Wires to Landlord, Tenant shall be the sole owner of such Fixtures, Alterations and Retained Wires with the sole right to surrender the same, and such Fixtures, Alterations and Retained Wires shall be free of all liens and encumbrances, (ii) all retained Fixtures, Alterations and Retained Wires shall be left in good condition and in working order, and (iii) all Retained Wires shall remain connected and be properly labeled and capped or sealed at each end and in each telecommunications/electrical closet and junction box, and in safe condition. Upon termination of this Lease or Tenant’s right to possession, Landlord shall have the right to reenter and resume possession of the Demised Premises. Tenant’s obligations under this Section 12.03 shall survive the expiration or earlier termination of the Lease.

Tenant may remove its trade fixtures provided that the same may be removed without adversely affecting or injuring the Demised Premises, the Building or the Lot and that Tenant, at Tenant’s sole cost, repair any damage done by such removal.

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Upon termination or expiration of the Term of this Lease, the termination of Tenant’s right to possession, or the vacation of the Demised Premises by Tenant, Tenant shall immediately return to Landlord all keys to all or any portion of the Demised Premises or Property furnished to or otherwise procured by Tenant. Tenant, at Tenant’s sole expense, shall remove all [****], if any, installed by or for Tenant or by Tenant’s agents or contractors and shall repair any damage to the Demised Premises caused by such removal, unless Landlord agrees in writing that such [****] can remain.

If Tenant does not remove its property of every kind and description from the Premises prior to the expiration or termination of the Lease, or Tenant’s right to possession, however ended, or the vacation of the Demised Premises by Tenant, then, Tenant at Landlord’s election to be evidenced by written notice to Tenant within 30 days after the termination of the Term, but not otherwise shall be conclusively presumed to have conveyed the same to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant and Landlord may remove the same and Tenant shall pay the cost of such removal to Landlord upon demand. In the event Landlord does not so elect to compel conveyance of such property, Landlord may dispose of such property in any manner whatsoever to the fullest extent permitted by law, including, without limitation, the sale, scrapping, and/or destruction thereof without further obligation to Tenant and Tenant shall pay to Landlord, promptly on demand, the reasonable expenses of such disposal. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

SECTION 12.04 – HOLDING OVER

In the event Tenant shall fail to leave the Demised Premises upon expiration or termination of this Lease, then Tenant shall be a tenant-at-will and Landlord, in addition to all other remedies available to it hereunder, shall have the right to receive monthly, as rents for all the time Tenant shall so retain possession of the Demised Premises, or any part thereof, an amount equal to One Hundred Fifty Percent (150%) of the Monthly Minimum Rent and Additional Rent due and payable during the last full calendar month of the Term. Tenant shall be deemed to be occupying the Demised Premises as a tenant from month-to-month only, but otherwise subject to all the covenants, conditions, and agreements of this Lease.

If Tenant gives Landlord written notice at least One Hundred Twenty (120) days prior to the Expiration Date that it will extend the Term for up to three (3) months, then the Monthly Minimum Rent and Additional Rent during that up to three (3) month period shall be One Hundred Twenty Five Percent (125%) of the Monthly Minimum Rent and Additional Rent due and payable during the last full calendar month of the Term, but otherwise subject to all the covenants, conditions, and agreements of this Lease. At the time of Tenant’s notice, Tenant will select how long the Term will be extended (one, two, or three months).

[****] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.

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ARTICLE 13

MISCELLANEOUS PROVISIONS

SECTION 13.01 - ASSIGNMENT OF LEASE - SUBLEASE

Tenant may not assign or encumber this Lease, and may not sublet any part or all of the Demised Premises without the written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.  Landlord agrees not to unreasonably withhold its consent to a proposed assignment of this Lease or subletting of the Demised Premises to a party which (i) is, in the reasonable judgment of Landlord, of a character or reputation or is engaged in a business which would not be harmful to the image and reputation of the Property or can reasonably be expected to perform the obligations of “Tenant” hereunder; (ii) will not use the Demised Premises in a manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Property; (iii) proposes to use the Demised Premises so as to not materially increase the pedestrian or vehicular traffic to the Demised Premises or Property; and without limiting the foregoing, Landlord may withhold its consent (and it shall not be deemed unreasonable), to any such assignment or subletting of the Demised Premises to any party (A) which is a governmental entity (or subdivision or agency thereof); (B) which is a prospective tenant that has delivered to or received from Landlord (within the prior four (4) months) a written proposal to lease comparable and competing space in the Property before Tenant or its agent contacts such party and said space remains vacant; or (C) which intends to use, store, or generate any Hazardous Materials in, on, or about the Demised Premises other than amounts permitted under this Lease.  Any assignment or sublease to which Landlord may consent (one consent not being any basis to contend that Landlord should consent to a further assignment or subletting) shall not relieve Tenant of any of its obligations hereunder.  In the event of a request for assignment or sublease, Tenant shall reimburse Landlord for all of its reasonable, actual, out-of-pocket expenses in connection therewith, including legal expenses (not to exceed a total of $1,000 per request).  In no event shall this Lease be assignable by operation of any law, and Tenant's rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency, or reorganization proceedings. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant expressly recognizes that Landlord's title is paramount, and that it can do nothing to affect or impair Landlord's title.  Except for Permitted Assignments and the subleasing of different portions of the Demised Premises to subtenants, Landlord’s consent to assignment or subleasing shall be conditioned upon no further assignment of the Lease or subleasing of the Demised Premises, without Landlord’s consent, which Landlord may grant or withhold in its sole discretion. Tenant may not sublease the Demised Premises to more than five subtenants at the same time and the dividing line between those subtenants must occur along dividing lines reasonably agreeable to Landlord. Notwithstanding anything to the contrary contained in this Section 13.01, provided Tenant is not in default hereunder (beyond any applicable notice of cure period), Tenant may assign this Lease or sublet the Demised Premises without Landlord’s consent (provided that Tenant shall provide written notice thereof to the Landlord within thirty (30) days of such transfer) to: (a) any entity resulting from a merger or consolidation to which Tenant is a party; or (b) any entity which purchases all or substantially all of Tenant’s assets or business; or (c) any affiliate or parent company of Tenant; provided the same remains an affiliate or parent company of Tenant and the permitted use hereunder remains unchanged (all “Permitted Assignments”).  Tenant shall not be released from any of its obligations hereunder by any such assignment or subletting.

SECTION 13.02 - QUIET ENJOYMENT

If Tenant complies with each of its obligations hereunder, it shall peacefully have and enjoy the possession of the Demised Premises during the Term hereof, providing that no action of Landlord in work in other space in the Building, on other areas of the Lot or Property, or in repairing or restoring the Demised Premises, shall be deemed a breach of this covenant, or give Tenant any right to modify this Lease either as to Term, rent payable, or other obligations to perform. However, Landlord shall not be responsible or liable to Tenant for injury or damage resulting from acts or omissions of persons occupying property adjacent to the Demised Premises or any part of the Building in which the Demised Premises are a part, or for injury or damage resulting to Tenant or its property from bursting, stoppage or leaking of water, gas, sewer, sprinkler or steam pipes, except to the extent such loss or damage arises from the willful misconduct of Landlord.

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SECTION 13.03 - SECURITY DEPOSIT

Landlord shall retain the Security Deposit as additional security for the performance by Tenant of each of its obligations hereunder. If Tenant fails at any time to perform its obligations, Landlord may at its option apply said deposit or so much thereof as is required, to cure Tenant's failure to perform, but if prior to the termination of this Lease, Landlord depletes said deposit in whole or in part, Tenant shall promptly restore the amount so used by Landlord, the obligation to so restore to be regarded as an obligation to pay Additional Rent. This deposit shall not bear interest, and unless the Landlord uses the same to cure an Event of Default of Tenant, or to restore the Demised Premises to the condition that Tenant is required to leave them at the conclusion of the Term, Landlord shall, within thirty (30) days of the termination of the Lease, refund to Tenant, so much of the deposit as it continues to hold. If Landlord transfers its interest in the Demised Premises during the Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

SECTION 13.04 - NOTICES

Any notices which Landlord or Tenant is required or desires to give to the other shall be deemed sufficiently given or rendered if, in writing, delivered personally, sent by certified or registered mail, postage prepaid, or deposited with a nationally recognized overnight courier service for overnight delivery to the address listed after the respective signatures on the last page of this Lease.

Any notice given herein shall be deemed delivered when delivered personally, when the return receipt therefore is signed or refusal to accept the mailing by the addressee is noted thereon by the postal authorities or by the overnight delivery company, as applicable.

SECTION 13.05 - LIABILITY OF LANDLORD

In the event Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, Tenant covenants and agrees to look solely to Landlord's estate and interest (including rental income and insurance/condemnation proceeds) in the Demised Premises and the Lot on which the Demised Premises are located for any recovery of money judgment from Landlord from and after the date of this Lease. In no event is Landlord, its officers or employees or an individual member, shareholder, general or limited partner of Landlord, or any successor in interest thereof, ever to be personally liable for any such judgment.

SECTION 13.06 - SALE BY LANDLORD

The Landlord may at any time assign or transfer its interest as Landlord or may sell or transfer its interest in all or part of the Property of which the Demised Premises is a part without affecting any obligations of Tenant hereunder. The term Landlord as used in this Lease so far as the covenants and obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners of the Demised Premises at the time in question and in the event of any transfer or conveyance of the Landlord's title to such property, other than by an assignment for security only. In the event of any such transfer or conveyance, if the grantee has assumed the Landlord’s obligations under this Lease, the grantee shall automatically be substituted and the grantor shall automatically be released from any and all liability arising with respect to the performance of any covenants or obligations after the effective date of any such sale.

SECTION 13.07 - BROKERAGE

Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease, other than Aldene “Dee” Creech Osborne, SIOR of NAI Carolantic Realty and Matthew Cooke of Jones Lang LaSalle Brokerage, Inc., and covenants to pay, hold harmless and indemnify Landlord from and against, any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with respect to this Lease or the negotiation thereof.

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SECTION 13.08 – PARKING

Landlord shall provide Tenant with One Hundred Fifty Eight (158) unassigned parking spaces at no additional charge, for the nonexclusive use of Tenant and its employees and visitors. Tenant and its visitors may not use more than the above designated number of parking spaces at any one time. If Landlord incurs additional expenses in monitoring the parking of Tenant’s employees and visitors, then Tenant shall pay to Landlord as additional rent the amount of such additional expenses upon Landlord’s written demand therefor.

SECTION 13.09 - ROOF AND WALLS

Landlord shall have the exclusive right to use all or any part of the roof of the Building for any purpose; to erect other structures over all of any part of the Building; and to erect in connection with the construction thereof temporary scaffolds and other aids to construction on the exterior of the Demised Premises, provided that (i) access to the Demised Premises shall not be denied; and (ii) such actions shall not materially interfere with Tenant’s use of the Demised Premises as permitted in this Lease.

Landlord will allow [****] provided [****] is reasonably approved by Landlord in advance. [****] upon termination by Tenant and at Tenant’s expense. Landlord’s approval is subject to Tenant’s compliance with [****].

SECTION 13.10 - SPECIAL PROVISIONS - EXHIBIT C

Notwithstanding any contrary provisions hereof, the provisions, if any contained within Exhibit C constitute special provisions and agreements of the parties which shall supersede any provisions of this Lease which are inconsistent with the provisions stated within Exhibit C.

SECTION 13.11 - GENERAL RULES FOR INTERPRETING THIS LEASE Headings of paragraphs are for convenience only and shall not be considered in construing the meaning of the contents of such paragraph.

The acceptance of rentals and other payments by Landlord for any period or periods after an Event of Default shall not be deemed a waiver of any rights on the part of the Landlord, including without limitation the right to terminate this Lease for any Event of Default. No waiver by Landlord or Tenant of any of the terms or conditions of this Lease shall be construed as a waiver by Landlord or Tenant of any subsequent Event of Default.

The invalidity of any provision of this Lease shall not have any effect on the balance hereof.

Should Landlord or Tenant institute any legal proceedings against the other for breach of any provision herein contained, and prevail in such action, the non-prevailing party shall in addition be liable for the reasonable costs and expenses of the prevailing party, including its reasonable attorney's fees.

[****] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.

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Each person signing on behalf of Landlord or Tenant warrants and represents that she or he is authorized to execute and deliver this Lease and to make it a binding obligation of Landlord or Tenant. This Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns.

This Lease is executed with the express intent and understanding that it shall supersede any and all prior discussions and or agreements between the parties hereto, it being understood and agreed that the Lease contains the entire understanding and agreement concerning the lease of the Demised Premises described herein.

Changes and amendments to this Lease shall be in writing signed by the party affected by such change or amendment.

This Lease may not be recorded without Landlord's prior written consent. The parties agree that either party may request (at said requesting party’s sole cost and expense) that the other execute a Memorandum of Lease (describing the Demised Premises, the Term, and any other information which the parties agree to include) which may be recorded. In the event of an early termination as a result of Tenant’s default and vacation of the Demised Premises, Tenant agrees that Landlord can unilaterally remove the Memorandum of Lease of record.

The singular shall include the plural, and the masculine or neuter includes the other.

This Lease shall be construed under the laws of the State of North Carolina.

SECTION 13.12 - LANDLORD'S SECURITY INTEREST

Landlord hereby agrees and affirms that it has no lien on, or security interest in, or claim to any of Tenant's personal property located in the Demised Premises to secure Tenant's obligations hereunder, and Landlord hereby waives any such presumptive interest, statutory or otherwise, in any such personal property of Tenant. Upon reasonable request, so long as Tenant is not in default under this Lease, Landlord further agrees to execute, within twenty (20) days following written request, any commercially reasonable document reflecting the subordination of any such Landlord's interest to Tenant's lender(s) and in such event Tenant shall pay Landlord's reasonable and actual "out-of-pocket" costs therefor.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in duplicate originals, all as of the day and year first above written.

LANDLORD:

Southport Business Park Limited Partnership,
a North Carolina limited partnership

BY:	Southport Business Park Investors Corporation,
a North Carolina corporation, its general partner

/s/ Richard G. Sullivan
Richard G. Sullivan
Vice President

ADDRESS FOR LANDLORD FOR NOTICES UNDER LEASE:

SOUTHPORT BUSINESS PARK LIMITED PARTNERSHIP

101 Southcenter Court, Suite 1100

Morrisville, NC 27560

ATTN: General Manager

and

GENERAL COUNSEL

GID Investment Advisors LLC

High Street Tower

125 High Street, 27th floor

Boston, MA 02110

****************************************************************

TENANT:

CHARLES & COLVARD, LTD.
a North Carolina corporation

BY:	/s/ Randy McCullough
Randy McCullough
President & CEO

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ADDRESS FOR TENANT FOR NOTICES UNDER THIS LEASE:

170 Southport Drive

Morrisville, North Carolina 27560

Attention: Kyle Macemore, Senior Vice President and Chief Financial Officer

Before Commencement Date:

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

With a copy to:

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP

P. O. Box 2611

Raleigh, North Carolina 27602-2611

Attention: Brad J. Daves, Esq.

Overnight delivery address:

2300 Wells Fargo Capitol Center

150 Fayetteville Street

Raleigh, North Carolina 27601

****************************************************************

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EXHIBIT A - DEMISED PREMISES

Exhibit A is a drawing showing the Demised Premises and its location within the Building.

[****]

/s/ RGS Initials

/s/ RNM Initials

[****] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.

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EXHIBIT B - DESCRIPTION OF LANDLORD'S WORK

B-1 Prior Improvements to the Demised Premises

The improvements that existed in the Demised Premises immediately prior to the execution of this Lease are shown on the attached plan Exhibit B-1.

[****]

/s/ RGS Initials

/s/ RNM Initials

[****] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.

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B-2 Additional Improvements to the Demised Premises

Landlord's Work shall consist of upfitting the space in accordance with plans approved by Landlord and Tenant, the space plan being attached below (the “Approved Space Plan”). The Demised Premises have been accepted in “as is” condition.

Allowance

Landlord shall provide Tenant an improvement allowance (the “Allowance”) in the amount of $15.00 per square foot (that being Five Hundred Forty-Five Thousand One Hundred and Sixty and 00/100 Dollars ($545,160)) to perform improvements to the Demised Premises (“Landlord’s Work”). The Allowance is to be used for improvements to the Demised Premises such as electrical, HVAC, plumbing and wall changes, paint, fire alarm system changes, floor coverings, etc. The Allowance may also be used for architectural and engineering work related to the Landlord’s Work. Any unused Improvement Allowance may be used for the construction of the Tenant’s [****], generator, and related improvements and any other moving expense of Tenant. Tenant’s [****] shall be considered trade fixtures and removed by Tenant upon the expiration or termination of this Lease.

All costs of the Landlord’s Work in excess of the Allowance shall be paid by Tenant, no matter what the reason for the Allowance being exceeded, including, but is not limited to, changes made by officials such as the building inspector or fire marshal, quick shipping items, etc.

Tenant’s access

Upon full execution of the Lease and upon providing Landlord with the certificate of insurance covering the Demised Premises that is required by Article 8 of the Lease, Tenant may, with Landlord’s approval and coordination, access the Demised Premises for the purposes of performing work in the Demised Premises such as installing trade fixtures, equipment, telephone and data wiring, and furniture, and for the specialty construction of the [****] and any special electrical work. Such work by Tenant may not interfere or delay Landlord’s Work. Landlord and Tenant shall use good faith efforts to coordinate access for Tenant and its contractors in connection with such work.

Construction Drawings

Upon full execution of this Lease, Landlord shall hire an architect and engineer, reasonably acceptable to Tenant to perform the drawings of Landlord’s Work (the ”Construction Drawings”). Landlord’s Work will be based on the Approved Space Plan and shall be performed in accordance to Landlord’s Tenant Improvement Standards. The Construction Documents are subject to the approval of Landlord and Tenant. Tenant hereby authorizes Buddy Langston to act on its behalf for approvals and decisions required in the performance of Landlord’s Work. Tenant shall have five business days from their receipt in which to approve the Construction Drawings in writing to Landlord (or approve with corrections). If Tenant fails to respond within five business days, the Construction Drawings will be deemed to be approved. Upon approval, Landlord will apply for a building permit and bid Landlord’s Work to at least three (3) general contractors with at least one contractor chosen by Landlord and one contractor chosen by Tenant. Tenant may provide up to two additional general contractors to bid on the construction of Landlord’s Work, so long as they are, in Landlord’s reasonable discretion, qualified to construct Landlord’s Work and Tenant provides Landlord with the contractor’s contact information within three days of Landlord’s request. Upon receipt of the bids, Landlord will evaluate the bids with Tenant and they will jointly select the low bidder who is qualified to construct Landlord’s Work (the “Contractor”). Landlord will also obtain proposals from vendors (the “Ancillary Vendors”) for performing other ancillary work required to complete Landlord’s Work such as ADT for the fire alarm system and the architect and

[****] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.

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engineers for the Construction Drawings. Contracts for Landlord’s Work including Contractor, architects, engineers, Ancillary Vendors, etc. will be in Landlord’s name. All of Landlord’s Work including the cost of the Contractor, Construction Drawings, permit, and Ancillary Vendors (“Landlord’s Work Costs”) shall be paid out of the Allowance, Additional Allowance, or by Tenant. Promptly following the selection of the Contractor, Landlord shall deliver to Tenant a statement of the cost to construct and install all of the Landlord’s Work (the "Cost Statement"), showing anticipated distribution of the Allowance and Additional Allowance. Within three (3) business days of Tenant’s receipt of the Cost Statement, Tenant shall accept the Cost Statement in writing or request revisions to the extent such Cost Statement is inconsistent with the bid of the Contractor or this Agreement. Landlord shall have three (3) business days after receipt of Tenant’s comments in which to give to Tenant a revised Cost Statement. This process shall continue until such time that Tenant approves the Cost Statement in accordance with this paragraph. If Tenant does not respond within three (3) business days to any of Landlord’s submissions of Cost Statements, the Cost Statement shall be deemed approved by Tenant. Landlord shall not charge a management fee for overseeing Landlord’s Work. Upon receipt of the building permit for Landlord’s Work, Landlord will sign the construction contract with the Contractor and authorize the construction of Landlord’s Work on a commercially reasonable schedule.

Landlord’s Work Costs shall be paid for by Landlord using the Allowance. If Landlord’s Work costs more than the Allowance, Tenant will pay Landlord the difference within thirty (30) days of Landlord’s invoice and/or agree in writing to use the Additional Allowance to pay for the difference. If Landlord’s Work does not utilize all of the Allowance, Tenant may submit an invoice to Landlord for the balance of the Allowance (the “Unused Allowance”). Such invoice shall be accompanied by back up information showing costs paid by Tenant for work such as the construction of [****], data and telecommunications wiring, and other moving expenses. So long as the total of such backup information exceeds the remaining Unused Allowance, Landlord shall pay Tenant the Unused Allowance within thirty (30) days.

Additional Allowance: Tenant may obtain an additional allowance of up to One Hundred Eighty One Thousand Seven Hundred and Twenty Dollars ($181,720) (the “Additional Allowance”) from Landlord, to be used to pay for the cost of Landlord’s Work that is in excess of the Allowance. The Additional Allowance may be used to pay for (1) Landlord’s Work that, in Landlord’s reasonable opinion, will add value to the Building and will remain at the end of the Term, (2) Tenant’s generator. If Tenant desires to use the Additional Allowance, Tenant will make such request to Landlord in writing. Tenant will repay Landlord for the portion of the Additional Allowance that is used by making amortized monthly payments which will be added to the Monthly Minimum Rent. The first payment will be due on the first day of the full month following Abatement Months and will be amortized over the number of months remaining till July 31, 2021 at eight percent (8%) annual interest. By way of example, if the first month in which rent is not abated is October 2014 (leaving 84 months till July 31, 2021) and the amount of the Additional Allowance used is $100,000, the first payment of $1,558.62 would be added to the Monthly Minimum Rent due on October, 2014. If the Additional Allowance is used, Landlord will reissue a revised Minimum Rent Chart reflecting the addition of such rent payments for the Additional Allowance. No Additional Allowance may be used by Tenant for improvements authorized by Tenant after the Commencement Date.

Changes to Landlord’s Work

Changes to Landlord’s Work may (1) be requested by Tenant or (2) made by Landlord if such change is necessary for Landlord’s Work to pass inspections by the Town of Morrisville.

[****] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.

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Tenant shall have the right to request changes to the Construction Drawings at any time following the date of their approval by way of written change order (each, a "Change Order", and collectively, "Change Orders"). Provided such Change Order is reasonably acceptable to Landlord, Landlord shall prepare and submit promptly to Tenant a memorandum setting forth the impact on cost and schedule resulting from said Change Order (the "Change Order Memorandum of Agreement"). Landlord shall not withhold its approval of a requested Change Order if it is generally consistent with the Construction Drawings. Tenant shall, within three (3) business days following Tenant's receipt of the Change Order Memorandum of Agreement, either (a) execute and return the approved Change Order Memorandum of Agreement to Landlord, or (b) retract its request for the Change Order. If Tenant does not respond to Landlord within three (3) business days, The Change Order Memorandum of Agreement shall be deemed disapproved.

Approved Change Order Memoranda of Agreement to Landlord’s Work by Tenant are subject to being considered Tenant Delay pursuant to the terms of Article 3.

Audit Rights

The Landlord shall keep (and cause the Contractor to keep) full and detailed records and accounts related to the construction costs and exercise such controls as may be necessary for proper financial management under this Exhibit and to substantiate all costs incurred.  The Tenant and the Tenant's auditors shall, upon reasonable notice and during regular business hours, be afforded access to, and shall be permitted to audit and copy, the Landlord's and/or Contractor’s records and accounts, including complete documentation supporting accounting entries, books, correspondence, instructions, drawings, receipts, contracts, subcontracts, contractor's proposals, purchase orders, vouchers, memoranda and other data relating to the Landlord’s Work.  The Landlord and Contractor shall preserve these records for a period of three years after final payment, or for such longer period as may be required by law.

Warranty

Landlord shall cause the Landlord’s Work to be (1) designed in accordance with the professional care and skill ordinarily provided by design professionals practicing in the same or similar locality under the same or similar circumstances and (2) constructed in a good and workmanlike manner, in compliance with the Construction Documents, and (3) in compliance with all applicable laws, codes, ordinances, and regulations. Landlord shall cause the repair or replacement of any defects in design, material or workmanship in the Landlord’s Work for a period of one (1) year after the date of substantial completion of the Landlord’s Work, or the duration of any manufacturer’s warranty, whichever is longer, provided Tenant notifies Landlord of such defect as soon as reasonably practicable after the date Tenant discovers such defect.

The Approved Space Plan

The Approved Space Plan below also includes some of Tenant’s trade fixtures and furniture, fixtures and equipment.

[****]

/s/ RGS Initials

/s/ RNM Initials

[****] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.

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EXHIBIT C - SPECIAL PROVISIONS

In the event the Landlord and Tenant agree to any special provisions, the special provisions shall be listed on this Exhibit C.

Signage:	Landlord shall provide Tenant with a Five Thousand Dollar ($5,000) allowance to be used toward the installation of two (2) exterior building fascia signs and monument style signage to be installed on the dedicated wall at the parking entrance to the Building’s exclusive parking area – as shown on Exhibit A. Such signage shall conform to Landlord’s sign standards and with Town of Morrisville laws. The Landlord, at Landlord’s expense will also provide one 4” listing on the Building’s directory ground monument sign and shall provide standard dock area signage.

Moving Allowance:	Landlord will provide Tenant with a moving allowance (the “Moving Allowance”) of One Dollar ($1.00) per square foot which is Thirty Six Thousand Three Hundred Forty-four Dollars ($36,344.00) Landlord will pay Tenant the Moving Allowance within thirty (30) days of the Commencement Date.

Termination Incentive:	Landlord agrees to provide Tenant with a Thirty Six Thousand ($36,000) incentive to help offset the Tenant’s estimated termination penalty at its current location (the “Termination Incentive”). Landlord will pay Tenant the Termination Incentive within thirty (30) days of the Commencement Date.

Option to Extend:	Provided that there is no then outstanding uncured Event of Default by Tenant, Tenant shall have two (2) options to extend the Term, for a period of five (5) years each. The option to extend the Term must be exercised in writing on or before two hundred seventy (270) days prior to expiration of the then-current Term (failure to give notice being an absolute bar to any rights on the part of Tenant to so extend). The Monthly Minimum Rent for each of the extended Terms will be adjusted to the then prevailing fair market rate to similar office buildings (the “Fair Market Rate”) The Fair Market Rate will consider any market rate concession and be based on comparable space in the Research Triangle Park area taking into account such factors as the condition of the premises, location, age, amenities and interior improvements. If Landlord and Tenant are unable to agree upon the Fair Market Rate within forty-five (45) days after Landlord’s receipt of written notice of Tenant’s election to exercise its option to extend the Term, then the Fair Market Rate shall be determined by an appraiser mutually agreed upon by Landlord and Tenant, or if they cannot mutually agree on one appraiser then by three (3) appraisers holding the earned designation “MAI” and having at least five (5) years experience in appraising commercial real estate in the Wake County, North Carolina area, one appraiser to be selected by Tenant, one appraiser to be selected by Landlord, and the third appraiser to be selected by the other two appraisers. If the three appraisers are unable to agree upon the Fair Market Rate, then each shall submit its written determination within thirty (30) days after the appraiser’s appointment and the Fair Market Rate shall be the average of the three appraisers’ determinations. Provided, however, if the appraisals of two of the three appraisers vary from one another by less than ten percent (10%) then the third appraisal shall be disregarded and the Fair Market Rate shall be the average of the other two appraisals. Tenant and Landlord each shall pay the cost of the appraiser it selects and the cost of the third appraiser shall be split equally between Landlord and Tenant. If Landlord and Tenant mutually agree on one appraiser, then Landlord and Tenant shall split equally the cost of the appraiser.

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If Tenant fails to exercise the first option to extend the Term in a timely manner, both options shall become null and void and Tenant shall have no further rights to extend the Term except those listed in Section 12.04.

Existing Furniture, Fixtures and Equipment:	Furniture and a reception desk has been left in the Demised Premises by the prior tenant (“Abandoned Furniture”). Landlord will provide Tenant a list of the Abandoned Furniture prior to December 1, 2013. If Tenant does not want all or portions of the Abandoned Furniture, it must tell Landlord so prior to January 1, 2014 and Landlord will remove it prior to the Commencement Date. After the Commencement Date, any Abandoned Furniture will belong to Tenant and must be removed by Tenant at Tenant’s expense at the end of the Term. The Abandoned Furniture is being given to Tenant, as is, with no warranty by Landlord. If any repair or maintenance is required, it will be Tenant’s responsibility to do so at Tenant’s expense.

Encumbrances:	Landlord warrants that there are no expansion rights or renewal rights held by third parties that affect the Building.

Landlord Default:	Landlord’s failure to perform or observe any of its Lease obligations after a period of thirty (30) days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure after receiving notice from Tenant is a Landlord Default. The notice shall give reasonable detail the nature and extent of the failure and identify the Lease provision(s) containing the obligation(s). If Landlord commits a Landlord Default, Tenant may pursue any remedies given in this Lease or under applicable law, except as may be limited by this Lease.

Force Majeure:	Except in Article 3, if for any reason either Landlord or Tenant is prevented from performing any non-monetary obligation set forth in this Lease for any reason of Force Majeure, then the period for such party fulfilling the obligation shall be extended for the period of time during which the party is prevented from performing the obligation. For purposes of this Lease, the term Force Majeure shall mean acts of God, weather delays, strikes or war, orders of the governments of the United States, North Carolina or any state, civil or military authority, riots, epidemics, lightning, fires, and other similar or different causes not reasonably in the control of the party affected.

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Fitness Center:	Tenant shall have, at no separate cost not shared by other tenants, the nonexclusive right to use the fitness facility (“Fitness Facility”) located within the Property. The rights under this paragraph shall be subject to temporary interruption due to maintenance, repairs and casualty, which interruption shall all be reasonable under the applicable circumstances and which interruption Landlord shall minimize to the extent feasible. Landlord shall have the right to relocate the Fitness Facility, during which time the Fitness Facility will not be available to Tenant. Such relocation period shall not exceed six (6) months.

/s/ RGS Initials

/s/ RNM Initials

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EXHIBIT D - TENANT ESTOPPEL CERTIFICATE

Loan No: 100005894

ESTOPPEL CERTIFICATE - TENANT

Lender: Unum Life Insurance Company of America

2211 Congress Street, C474

Portland, Maine 04122-0590

Attn: Mortgage and Real Estate Dept.

Property Address: _______________________________________________________

Tenant: _______________________________________________________________

Landlord:______________________________________________________________

Lease dated _____________________, 20__

Amendments and/or Letter Agreements dated _______________________ (the “Lease”)

Lease Term: Commenced __________________ and will expire on ________________

Monthly fixed rent: $_____________________ paid through ____________
Demised Premises: Suite ____________ _____________________ s.f. _____________
$____________ has been paid to Landlord as Prepaid Rent
$____________ has been paid to Landlord as Security Deposit

Dear Lender:

We understand and acknowledge the receipt of notice that the above referenced Lease was or will be assigned to you by the Landlord, in an Assignment of Rents, Leases, and Other Benefits (the “Assignment”), in consideration of a loan made or to be made by you to Landlord, all as more fully described in the Assignment. Except as defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Lease.

We hereby certify and represent to you the following:

1. The Lease constitutes the entire agreement between the parties to it and has not been modified or amended.

2. The Lease, as of the date hereof, is in full force and effect, binding and enforceable against Tenant in accordance with its terms, and, except as specifically set forth on Exhibit A attached hereto and made a part hereof, there are no other agreements, whether oral or written, or understandings of any nature between Landlord and Tenant which modify or amend the Lease in any respect whatsoever. The Lease constitutes the complete agreement between Landlord and Tenant with respect to the use or occupancy of the Premises, and Tenant acknowledges that it has no right to use the Premises other than pursuant to the Lease.

3. We have no "right of first refusal," "option to purchase" or any other right to purchase all, or any portion of, the Demised Premises.

4. We have accepted and are in possession of the Demised Premises, which have been satisfactorily completed in all respects, and we are currently open for business.

5. The Lease is in full force and effect and the Landlord has fulfilled all of its obligations, covenants, and warranties under the Lease and, to our knowledge, is not in default in any manner. No additional improvements to the Premises or the Property are required pursuant to the terms of the Lease or any other agreement with Landlord.

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6. No advance rental more than one (1) month in advance, or other payment has been made in connection with the Lease, there is no "free rent" or other concession under the remaining term of the Lease. [NOTE: This will have to be revised if requested prior to expiration of Abatement Period.]

7. Anything in the Lease to the contrary notwithstanding, Tenant agrees that it will not terminate the Lease or withhold any rents due thereunder, because of Landlord’s default in the performance thereof until Tenant has first given written notice to Landlord and to Lender specifying the nature of any such default by Landlord, and allowed Landlord and Lender, or either of them, to cure such default as provided in the Lease.

8. We shall not look to you, your successors or assigns, for the return or credit of the security deposit or prepaid rent, if any, unless said monies have been transferred to you.

9. Tenant acknowledges that all notices to be given to Lender under the terms of this Estoppel Certificate shall be delivered to Lender by personal delivery, overnight mail service or United States mail at the address at the top of page 1.

10. The person executing this Certificate is duly authorized and empowered in all respects to do so on behalf of the undersigned Tenant.

Very truly yours,

[TENANT]

BY:
Name:
Title
Date:

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If the Lease is guaranteed, the following must be completed by all lease guarantors:

JOINDER

I am the Guarantor or an authorized representative of the Guarantor of the Lease and I hereby join in this Tenant Estoppel Letter to confirm that the Guaranty of the Lease described in the attached Estoppel Letter (which may be amended by that certain Subordination, Non-Disturbance and Attornment Agreement to be executed by and between Tenant, Landlord and Lender) remains in full force and effect. I further confirm that the Lease Guarantor has no claim of offset, defense or counterclaim to its obligations under the Lease Guaranty and has no defenses to enforcement of the Lease Guaranty in accordance with its terms.

I have full power and authority to enter into this instrument confirming the obligations of the Lease Guarantor.

Dated ________________, 20__.

GUARANTOR

BY:
Name:
Title:

, Individually

, Individually

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EXHIBIT E - ATTORNMENT, SUBORDINATION AND NON-DISTURBANCE AGREEMENT

-After recording, please return to:	Loan No.: 100005894

Legal-C474

Investments, Mortgages and Real Estate Department

Unum Group

2211 Congress Street

Portland, Maine 04122-0590

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT is made this ______ day of ________,2009, by and among Southport Business Park Limited Partnership (“Borrower/Landlord”), ___________________________ (“Tenant”), and Unum Life Insurance Company of America, (“Lender”).

RECITALS:

WHEREAS, Landlord is the owner and holder of fee simple title in and to certain real property (the “Premises”) situated in Morrisville, North Carolina and described in Exhibit A attached hereto and by this reference made a part hereof; and

WHEREAS, Landlord and Tenant have entered into an Agreement of Lease dated __________________________ and an amendment thereto dated _______________________ (collectively, the “Lease”) demising a part of the Premises (the “Leased Premises”); and

WHEREAS, Lender has conditionally agreed to make [has made] a loan to Landlord, in the principal amount of Eight Million Five Hundred Thousand and No Dollars ($8,500,000.00) to be secured by a Deed of Trust and Security Agreement (the “Security Instrument”) anticipated to be dated _______________, placing a first lien on the Premises (the “Loan”); and

WHEREAS, the Lease was [will be] assigned by Landlord to Lender by an Assignment of Rents, Lease and Other Benefits (the “Assignment”).

WHEREAS, Lender is not willing to make the Loan to Landlord unless Tenant enters into this Agreement; and

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, Tenant, Landlord, and Lender, intending to be legally bound, covenant and agree as follows:

1. Subject to the terms of this Agreement, the Lease and Tenant’s leasehold estate created thereby, including all rights and options to purchase the Leased Premises, shall be and are subject and subordinate to the lien of the Security Instrument and to all the terms, conditions and provisions thereof, to all advances made or to be made thereunder, and to any renewals, extensions, modifications or replacements thereof, provided, however, that at anytime hereafter, at the election of the Lender, Lender shall have the right to declare the Lease superior to the lien, provisions, operation and effect of the Security Instrument.

2. If Lender obtains title to the Leased Premises through foreclosure or deed in lieu of foreclosure under the Security Instrument and provided that Tenant is not in default under any provision to the Lease and is then in possession of the Leased Premises, then (a) the right of possession of Tenant to the Leased Premises shall not be affected or disturbed, (b) the Lease shall remain in full force and effect according to its terms, and (c) Tenant shall recognize and attorn to the Lender, its successors and assigns, to the same extent and with the same force as if Lender were the Landlord under the Lease. Tenant further agrees to recognize and attorn to: (i) Lender when in possession of the Premises pursuant to Lender’s rights under the Security Instrument or the Assignment; and (ii) any receiver appointed in an action or proceedings to foreclose the Security Instrument or otherwise pursuant to Lender’s rights under the Security Instrument or the Assignment.

3. By virtue of the Assignment, Lender shall be entitled, but not obligated, to exercise the claims, rights, powers, privileges, options and remedies of the Landlord under the Lease and shall be further entitled to the benefits of, and to receive and enforce performance of, all of the covenants to be performed by Tenant under the Lease as though Lender were named therein as the Landlord.

4. Lender shall not, by virtue of the Assignment or this Agreement, be or become subject to any liability or obligation to Tenant under the Lease or otherwise, until Lender shall have obtained title to the Leased Premises, by foreclosure or otherwise, and then only to the extent of liabilities or obligations accruing subsequent to the date that Lender has obtained title to the Leased Premises. Furthermore, Lender shall not be liable for: (a) any reason, any amount in excess of the value of Lender’s interest in the Premises (including rental income and insurance/condemnation proceeds); or (b) security deposits or other refundable fees unless paid over to Lender.

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7. Tenant shall not agree to an early buyout of its lease obligations without the prior written consent of Lender. In the event such consent is given, Tenant agrees to deliver the buyout monies in full to Lender.

8. To the extent permitted by law, Tenant and Landlord agree that Lender shall be entitled to all payments made by Tenant under the federal Bankruptcy Code (and/or similar state creditor’s rights law) as the result of Tenant rejecting the Lease. Such lease rejection payments shall be made by Tenant directly to Lender, who shall deposit the payments into an escrow account to be used for the operation and benefit of the Property.

9. After notice is given to Tenant by Lender, pursuant to the Assignment, that the rentals under the Lease should be paid to Lender, Tenant shall pay to Lender, or in accordance with the directions of Lender, all rentals and other monies due and to become due to the Landlord under the Lease, and Landlord hereby irrevocably authorizes Tenant to make such payment to Lender and hereby releases and discharges Tenant of, and from any liability to Landlord on account of any such payments.

10. Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending the same by overnight courier or by depositing the same in the United States Mail, postpaid and certified, return receipt requested, to the address set forth in the preamble of this Agreement for the party to whom such notice, demand, election or request is intended.

11. This Agreement shall inure to the benefit of and shall be binding upon Tenant, Landlord and Lender, and their respective heirs, personal representatives, successors and assigns. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of Lender, not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be governed by and construed according to the laws of the State of North Carolina.

13. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

WITNESS:	TENANT:

By:
Name:	Name:
Title:

WITNESS:	LANDLORD:

Southport Business Park Limited Partnership

By:
Name:	Name:
Title:

WITNESS:	LENDER:

Unum Life Insurance Company of America

By:
Name:	Name:
Title:

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STATE OF __________________	_________________, 20____
COUNTY OF ________________, ss

Then personally appeared the above-named __________________ and acknowledged the foregoing instrument to be his/her free act and deed, in his/her said capacity, and the free act and deed of said __________________.

Notary Public

STATE OF __________________	_________________, 20____
COUNTY OF ________________, ss

Then personally appeared the above-named __________________ and acknowledged the foregoing instrument to be his/her free act and deed, in his/her said capacity, and the free act and deed of said __________________.

Notary Public

STATE OF __________________	_________________, 20____
COUNTY OF ________________, ss

Then personally appeared the above-named __________________ and acknowledged the foregoing instrument to be his/her free act and deed, in his/her said capacity, and the free act and deed of said __________________.

Notary Public

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EXHIBIT “A”

FOR

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

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EXHIBIT F – MANUFACTURING AREA

The area outlined below is the “Manufacturing Area”

[****]

[****] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.

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